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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Hillenbrand Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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SEC 1913 (02-02)

HILLENBRAND INDUSTRIES, INC.
NOTICE OF ANNUAL MEETING
To Be Held February 10, 2006
     The annual meeting of shareholders of Hillenbrand Industries, Inc., an Indiana corporation, 1069 State Route 46 East, Batesville, Indiana 47006, will be held at the offices of Batesville Casket Company, Inc., One Batesville Boulevard, Batesville, Indiana 47006, on Friday, February 10, 2006, at 10:00 a.m., Eastern Standard Time, for the following purposes:
(1)	To elect four members to the Board of Directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of Hillenbrand Industries, Inc.; and

(3)	To transact such other business as may properly come before the meeting and any adjournment of the meeting.
     The Board of Directors has fixed the close of business on December 16, 2005, as the record date for determining which shareholders are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Patrick D. de Maynadier
Secretary
January 12, 2006

 -i-

HILLENBRAND INDUSTRIES, INC.
PROXY STATEMENT
     This proxy statement relates to the solicitation by the Board of Directors of Hillenbrand Industries, Inc. (the “Company”), 1069 State Route 46 East, Batesville, Indiana 47006, telephone (812) 934-7000, of proxies for use at the annual meeting of the Company’s shareholders to be held at the offices of Batesville Casket Company, Inc., One Batesville Boulevard, Batesville, Indiana 47006, on Friday, February 10, 2006, at 10:00 a.m., Eastern Standard Time, and at any adjournments of the meeting. This proxy statement and the enclosed form of proxy were mailed initially to shareholders on or about January 12, 2006. All shares represented by these proxies will be voted at this meeting in accordance with instructions given by shareholders. Where no instructions are given, the shares will be voted (1) in favor of the election of the Board of Directors’ nominees for four directors; (2) in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company; and (3) in the discretion of the proxy holders upon such other business as may properly come before the meeting.
     The purpose of the annual meeting is to vote upon the matters set forth above. The Board of Directors is not aware of any other business that may come before the meeting.
VOTING
     The close of business on December 16, 2005, has been fixed as the record date for determining which shareholders are entitled to notice of and to vote at the annual meeting. On December 16, 2005, there were 61,293,524 shares of the Company’s common stock issued and outstanding. Each share of common stock is entitled to one vote with respect to every matter submitted to a vote at the meeting. Votes cast by proxy, whether by proxy card, telephone or the Internet, or in person at the annual meeting will be tabulated by the election inspectors appointed for the meeting. If you submit your proxy by telephone or via the Internet, you should not return your proxy card. Instructions for submitting proxies by telephone or the Internet are set forth on the enclosed proxy card. If you choose to submit your proxy by mail, please sign, date and return the proxy card in the envelope provided. A proxy may be revoked at any time before it is voted at the meeting by submitting written notice of revocation to the Secretary of the Company or by submitting another timely proxy by telephone, Internet or mail. If you hold shares through a broker or other custodian, please check the voting instructions used by that broker or custodian.
     Votes Necessary to Adopt Proposals. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at a meeting at which a quorum is present. Ratification of the appointment of the auditors and any other matter that comes before the meeting will be approved if the votes cast favoring the action exceed the votes cast opposing the action.
     A majority of the shares issued and outstanding constitutes a quorum. Under Indiana law, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of the director nominees will result in fewer votes being cast with respect to a particular issue or nominee. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power for that matter and has not received instructions from the beneficial owner. In the absence of such instructions, brokers have discretionary voting power for matters such as the election of directors and the ratification of auditors but not for certain other matters.
ELECTION OF DIRECTORS
     The Articles of Incorporation and the Code of By-laws of the Company provide that members of the Board of Directors shall be classified with respect to the terms that they shall serve by dividing them into three classes that are as nearly equal in number of members as possible. Directors in each class are elected for a three-year term unless they resign or retire earlier. The Board assigns new directors elected by the Board to a class until the first annual meeting after their election.
     In accordance with the Company’s Code of By-laws, the Board of Directors set the number of directors constituting the entire Board of Directors at eleven, with four directors in each of Classes I and II and three directors in Class III. On May 11, 2005, Frederick W. Rockwood, formerly President and Chief Executive Officer of the Company and a Class III member of the Board of Directors, retired from the Company. The Board of Directors has not filled the vacancy in Class III created by Mr. Rockwood’s retirement. As of the date of this proxy statement, therefore, Classes I and II each have four members and Class III has two members. Rolf A. Classon, a Class I member of the Board of Directors, is currently serving as Interim President and Chief Executive Officer of the Company. The Board of Directors has been conducting a search and expects that, when a new permanent President and Chief Executive Officer is selected, the vacancy in Class III will be filled by the new President and Chief Executive Officer.
     At the upcoming annual meeting, the shareholders will elect four members of the Board of Directors in Class I to serve three-year terms expiring at the 2009 annual meeting. The incumbent directors in Class II and Class III were each previously elected to serve terms expiring at the 2007 and 2008 annual meetings, respectively.
     On October 11, 2005, Ray J. Hillenbrand, Chairman of the Board, announced that he plans to retire as Chairman of the Board in 2006, but will remain as a member of the Board of Directors. The Board of Directors has designated Rolf A. Classon, Interim President and Chief Executive Officer of the Company and former Vice Chairman of the Board, as Chairman-elect. The transition will be effective as of the later to occur of the upcoming annual shareholders meeting or the date the President and Chief Executive Officer of the Corporation elected by the Board of Directors of the Corporation to succeed Rolf A. Classon commences his or her employment in such capacity. We wish to thank Ray J. Hillenbrand for his outstanding contributions to the Company as the Chairman of the Board and are grateful that he will remain an active member of the Board. In particular, we thank Ray for his leadership in improving the operation, processes and composition of our Board, efforts which he began significantly in advance of recent corporate governance developments.
     Unless authority is withheld, all shares represented by proxies submitted pursuant to this solicitation will be voted in favor of electing as directors the nominees listed below for the terms indicated. If any of these nominees should be unable to serve, shares represented by proxies may be voted for a substitute nominee selected by the Board of Directors, or the Board of Directors may reduce the number of directors.
     The Board of Directors recommends that shareholders vote FOR the election to the Board of Directors of each of the nominees named below.

NOMINEES:
CLASS I
Nominees to be elected to serve three-year terms expiring at the 2009 annual meeting:

				Shares(1)
			Served As A	Beneficially Owned As Of	Percent of Total
Name	Age	Principal Occupation	Director Since	December 16, 2005	Shares Outstanding
Rolf A. Classon	60	Interim President and Chief	2002	12,281 (2)	(3)
		Executive Officer of the Company

Charles E. Golden	59	Executive Vice President and	2002	12,988 (2)	(3)
		Chief Financial Officer of Eli
		Lilly and Company

W August Hillenbrand	65	Retired Chief Executive Officer	1972	3,270,570 (2)(4)(5)	5.3%
		of the Company

Eduardo R. Menascé	60	Retired President, Enterprise	2004	1,830 (2)	(3)
		Solutions Group,
		Verizon Communications
CONTINUING DIRECTORS:
CLASS II
Serving terms expiring at the 2007 annual meeting:

				Shares(1)
			Served As A	Beneficially Owned As Of	Percent of Total
Name	Age	Principal Occupation	Director Since	December 16, 2005	Shares Outstanding
Ray J. Hillenbrand	71	Chairman of the Board of the Company	1970	508,143 (2)(4)(6)	(3)

Mark D. Ketchum	56	Interim Chief Executive Officer and President of Newell Rubbermaid, Inc.	2004	1,830 (2)	(3)

Anne Griswold Peirce	54	Associate Dean for Academic Affairs and Associate Professor of Clinical Nursing at Columbia University School of Nursing	2003	3,409 (2)(7)	(3)

Peter H. Soderberg	59	President and Chief Executive Officer of Welch Allyn, Inc.	2002	11,781 (2)	(3)
CLASS III
Serving terms expiring at the 2008 annual meeting:

				Shares (1)
			Served As A	Beneficially Owned As Of	Percent of Total
Name	Age	Principal Occupation	Director Since	December 16, 2005	Shares Outstanding
John A. Hillenbrand II	74	Personal Investments	1981 (8)	1,015,026 (2)(4) (9)	1.7%

Joanne C. Smith	45	President of the National Division of the Rehabilitation Institute of Chicago	2003	3,281 (2)	(3)

STOCK OWNERSHIP OF OTHER NAMED EXECUTIVE OFFICERS:

			Shares(1)
			Beneficially Owned As Of		Percent of Total
Name	Age	Principal Occupation	December 16, 2005		Shares Outstanding
Gregory N. Miller	42	Senior Vice President and Chief Financial Officer(10)	26,066		(3)

Patrick D. de Maynadier	45	Vice President, General Counsel and Secretary(11)	64,011		(3)

Kenneth A. Camp	60	Senior Vice President of Hillenbrand Industries, Inc. and	147,804		(3)
		President and Chief Executive Officer,
		Batesville Casket Company, Inc.(12)

All directors and executive officers of the Company as a group, consisting of 17 persons.			5,183,465	(2)(5)(6)(7)(9)	8.5%
STOCK OWNERSHIP OF OTHER BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY’S COMMON STOCK:

		Shares	Percent of Total
Name	Address	Beneficially Owned	Shares Outstanding
Franklin Mutual Advisers, LLC	101 John F. Kennedy Parkway, Short Hills, NJ 07078	3,962,200(13)	6.5%

JPMorgan Chase & Co.	270 Park Avenue, New York, NY 10017	3,597,831(14)	5.9%

(1)	The Company’s only class of equity securities outstanding is common stock without par value. These share figures include the following shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 16, 2005: Rolf A. Classon, 8,000 shares; Charles E. Golden, 8,000 shares; W August Hillenbrand, 222,000 shares; Ray J. Hillenbrand, 30,000 shares; Peter H. Soderberg, 8,000 shares; John A. Hillenbrand II, 24,000 shares; Gregory N. Miller 25,000; Patrick D. de Maynadier, 61,000 shares; Kenneth A. Camp, 138,500 shares; and all directors and executive officers as a group, 625,749 shares. Except as otherwise indicated in these footnotes, the persons named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)	These share figures include vested deferred fees and/or compensation in the form of deferred restricted stock and restricted stock units (otherwise known as deferred stock awards) held on the books and records of the Company in the following amounts: Rolf A. Classon, 3,281 shares; Charles E. Golden, 4,988 shares; W August Hillenbrand, 4,020 shares; Eduardo R. Menasce, 1,830 shares; Ray J. Hillenbrand, 7,185 shares; Mark D. Ketchum, 1,830 shares; Anne Griswold Peirce, 3,378 shares; Peter H. Soderberg, 3,281 shares; John A. Hillenbrand II, 3,281 shares; Joanne C. Smith, 3,281 shares; and all directors and executive officers as a group, 36,355 shares.

(3)	Ownership of less than one percent (1%) of the total shares outstanding.

(4)	John A. Hillenbrand II and Ray J. Hillenbrand are brothers, and they are cousins of W August Hillenbrand.

(5)	Includes 235,755 shares owned beneficially by W August Hillenbrand’s wife, Nancy K. Hillenbrand; 1,835,817 shares owned of record, or which may be acquired within sixty days, by trusts, of which W August Hillenbrand is trustee or co-trustee; 46,374 shares held of record by a charitable trust, of which Mr. Hillenbrand is a co-trustee; 111,440 shares held by a limited liability company, and 302,575 shares held by a limited partnership, of which Mr. Hillenbrand is a limited partner. Mr. Hillenbrand disclaims beneficial ownership of these shares. Mr. Hillenbrand’s address is the address of the Company’s principal executive offices.

(6)	Includes 128,975 shares held of record by a charitable foundation, of which Mr. Ray J. Hillenbrand is a trustee; and 222,854 shares held of record by family partnerships for the benefit of other members of his immediate family. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(7)	Includes 31 shares held of record by Anne Griswold Peirce’s spouse.

(8)	John A. Hillenbrand II previously served as a director of the Company from 1972 to 1979.

(9)	Includes 17,240 shares held of record by John A. Hillenbrand II’s wife, Joan L. Hillenbrand; and an aggregate of 526,250 shares held of record by trusts for the benefit of his children and grandchildren, by a family partnership and by a family corporation. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(10)	Mr. Miller was elected Senior Vice President and Chief Financial Officer of the Company effective July 14, 2005.

(11)	Mr. de Maynadier was elected Vice President, General Counsel and Secretary of the Company effective January 28, 2002.

(12)	Mr. Camp was elected President and Chief Executive Officer of Batesville Casket Company, Inc., a subsidiary of the Company, on May 1, 2001. He was also elected as a Senior Vice President of the Company on August 4, 2005. Prior to his election to these positions, Mr. Camp has held various other positions within Hillenbrand Industries, Inc. and its subsidiary Batesville Casket Company, Inc.

(13)	As of December 16, 2005, based on information provided to the Company by Franklin Mutual Advisers, LLC.

(14)	This information is based solely on a Schedule 13G filed by JPMorgan Chase & Co. with the Securities and Exchange Commission on February 11, 2005.
     Ray J. Hillenbrand was first named as Chairman of the Board of the Company on January 17, 2001. He has been engaged in the management of personal and family investments for much of his career. Mr. Hillenbrand was employed by and active in the management of the Company prior to his resignation as an officer in 1977. Mr. Hillenbrand is President of Dakota Charitable Foundation and serves as a member of the Board of Trustees of The Catholic University of America, Washington, D.C. He is past Chairman of the Board of Rushmore Health Systems, which includes Rapid City Regional Hospital.
     Rolf A. Classon was named as Interim President and Chief Executive Officer of the Company effective May 11, 2005. He served as Vice Chairman of the Board from December 4, 2003 until his election as Interim President and Chief Executive Officer. He was Chairman of the Executive Committee of Bayer HealthCare, a sub group of Bayer AG, from October 2002 to July 2004, and was President of Bayer Health Care L.L.C., a subsidiary of Bayer AG, from October 2002 to July 2004. Previously, he had been President of Bayer’s Diagnostic Division and head of Bayer’s Worldwide Business Group – Diagnostics since 1995. Bayer is an international research-based company active in life sciences, polymers and chemicals. A native of Sweden, Mr. Classon joined Bayer’s Miles Diagnostics business in 1991 as Executive Vice President, worldwide marketing, sales and service. During his career, Mr. Classon has held management positions with Pharmacia AB, Sweden; Swedish Match Group; and Asbjorn Habberstad AB. Prior to joining Bayer, he was President and Chief Operating officer of Pharmacia Biosystems AB. Mr. Classon currently serves on the Supervisory Board of Bayer HealthCare AG, and on the Boards of Directors of Enzon Pharmaceuticals, Inc., a company focused on oncology and antivirus pharmaceuticals, ISTA Pharmaceuticals, a company involved in opthamological pharmaceuticals, Millipore Corporation, a bioscience company that provides technologies, tools and services for the discovery, development and production of therapeutic drugs and for other purposes, and Auxilium Pharmaceuticals, a specialty pharmaceutical company in the fields of urology and mens’ health.
     Charles E. Golden is Executive Vice President and Chief Financial Officer for, and a member of the Board of Directors of, Eli Lilly and Company, Indianapolis, Indiana, a global provider of pharmaceutical products and health care information. He joined Eli Lilly in his current position and as a member of its Board of Directors in 1996. Prior to joining Eli Lilly, Mr. Golden served as a corporate Vice President of General Motors and Chairman of General Motors’ vehicle operations in the United Kingdom from 1993 to 1996. He joined General Motors as part of its treasurer’s office in 1970 and subsequently held positions in domestic and international operations, ultimately becoming Treasurer of GM. He is a member of the National Advisory

Board of J.P. Morgan Chase & Co., and The Council of Financial Executives of the Conference Board. He also serves on the Boards of Directors of Clarian Health Partners and Crossroads of America Council (Boy Scouts of America) (as past President), on the Board of Trustees of Park Tudor School, and on the Finance Committee of the Indianapolis Museum of Art.
     John A. Hillenbrand II has managed personal and family investments since 1979. He has been the Chairman Emeritus of Able Body Manufacturing and Assembly, LLC, a manufacturer of truck bodies, since June 2002, prior to which he served as its Chairman. Since January 2005 he has been Chairman Emeritus of Nambé Mills, Inc., a producer of handcrafted alloy items for cooking, serving and decorating, prior to which he served as Chairman. Mr. Hillenbrand is also the Vice Chairman of Pri-Pak, Inc., a provider of packaging for energy drinks and spirits. Mr. Hillenbrand was employed by and active in the management of the Company prior to his resignation as an officer in 1979. Mr. Hillenbrand has served on the Boards of Directors of Merchants National Bank, National City Bank of Indiana, National City Trust of Florida, Cinergy Corporation, PSI Resources, PSI Energy, Benicorp and Physicians Practice Management, Inc. Mr. Hillenbrand has also served as Chairman of the Indiana State Chamber of Commerce, as an officer and member of the Boards of Directors of the Health Industries Association and the Indiana Manufacturers Association, and as Co-Chairman of the Indiana Government Efficiency Commission.
     W August Hillenbrand served as Chief Executive Officer of the Company from 1989 until 2000. Mr. Hillenbrand also served as President of the Company from 1981 until 1999. Prior to his retirement in December 2000, the Company had employed Mr. Hillenbrand throughout his business career. Mr. Hillenbrand is the Chief Executive Officer of Hillenbrand Capital Partners, an unaffiliated family investment partnership. He is also a director of DPL Inc. of Dayton, Ohio and Pella Corporation of Pella, Iowa.
     Mark D. Ketchum was named Interim Chief Executive Officer and President of Newell Rubbermaid, Inc., of which he is a director, in October 2005. In November 2004, he retired as the President of the Global Baby and Family Care business unit of The Procter & Gamble Company of Cincinnati, Ohio, a manufacturer and marketer of consumer products, after serving in that capacity since 1999. Mr. Ketchum held a broad range of assignments with Procter & Gamble since joining the company in 1971. He held leadership roles for thirteen years in manufacturing and operations, six years in brand management and advertising, and fourteen years in executive level general management positions. He holds a Bachelor of Science in Industrial Engineering and Operations Research from Cornell University. Mr. Ketchum has been a Cornell University Alumni Ambassador and, from 1991 to 1999, was on the Board of Directors, Tissue Division of the American Forest & Paper Association.
     Eduardo R. Menascé is retired President of the Enterprise Solutions Group for Verizon Communications, Inc., New York City, New York. Prior to the merger of Bell Atlantic and GTE Corporation, which created Verizon Communications, he was the President and Chief Executive Officer of CTI MOVIL S.A. (Argentina), a business unit of GTE Corporation, from 1996 to 2000. Mr. Menascé has also held senior positions at CANTV in Venezuela and Wagner Lockheed and Alcatel in Brazil and from 1981 to 1992 served as Chairman of the Board and Chief Executive Officer of GTE Lighting in France. He earned a Bachelor’s degree in Industrial Engineering from Universidad Pontificia Catolica de Rio de Janeiro and a Master’s degree in Business Administration from Columbia University. Mr. Menascé currently serves on the Boards of Directors of Pitney Bowes Inc., a global provider of integrated mail and document management solutions, and KeyCorp, one of the nation’s leading bank-based financial service companies. He also serves on the Board of Advisors of Adventis, a leading management and strategy consultancy to the converging global information industries.
     Anne Griswold Peirce, R.N., Ph.D. has been the Associate Dean for Academic Affairs and Associate Professor of Clinical Nursing at the Columbia University School of Nursing since September 2002. From 1996 through June 2002, Dr. Peirce was a Dean and Professor of Nursing and the Director of Nursing Research at the University of Mississippi Medical Center. During her career, Dr. Peirce has held management and academic positions with various medical institutions, colleges and universities, including the Columbia University School of Nursing. Dr. Peirce has also authored numerous journal articles and textbook chapters related to the field of nursing. She also serves on the editorial board of the Journal of Nursing Measurement and the Online Journal of Health Ethics.
     Joanne C. Smith, M.D. was elected Vice Chairperson of the Board of Directors effective May 11, 2005. She has been the President of the National Division of the Rehabilitation Institute of Chicago since November 2005. Prior to that, Dr. Smith had been the Senior Vice President, Corporate Strategy and Business Development for the Rehabilitation Institute of Chicago since April 2002. Since 1992 she has been an attending physician at the same institution. From 1997 through April 2002, Dr. Smith was the Senior Vice President and Chief Operating Officer of the Corporate Partnership Division of the Rehabilitation Institute of Chicago and from 1992 to 1997 she held various management positions there. She also serves on the Boards of Directors of AptarGroup, Inc., a leading supplier of personal care, cosmetics, pharmaceutical, food and beverage dispensing systems, and the AON Memorial Education Fund, a fund dedicated to supporting the educational needs of the children who suffered the loss of a parent in the World Trade Center attack.
     Peter H. Soderberg is President and Chief Executive Officer of Welch Allyn, Inc., Skaneateles Falls, N.Y. Welch Allyn, Inc. is a privately held global technology company with units that manufacture innovative medical diagnostic equipment, patient monitoring systems and miniature precision lamps. Appointed to his current position in 2000, Mr. Soderberg was previously Group Vice President and Chief Operating Officer. His prior experience includes 23 years at Johnson & Johnson where he served in a variety of operations, marketing and management positions in four of its over-the-counter and professional product companies. Most recently, he was President of Johnson & Johnson Health Management, a Johnson & Johnson portfolio company. His career also includes roles as President and Chief Executive Officer of an industrial technology company and the founder and President of a venture capital business. He is on the Boards of Directors of Greatbatch, Inc. (NYSE:GB), the Advanced Medical Technology Association (AdvaMed), the Syracuse Symphony Orchestra (as its Vice Chairman), the Metropolitan Development Authority of Central New York (as its Vice Chairman) and CNYMedtech (as its Chairman).
Section 16(a) Beneficial Ownership Reporting Compliance
     Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, its executive officers and any person holding more than ten percent of the Company’s common stock are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock of the Company. The Company is required to report in this proxy statement any failure to file or late filing occurring during the fiscal year ended September 30, 2005. Based solely on a review of filings furnished to the Company and other information from reporting persons, the Company believes that all of these filing requirements were satisfied by its directors, executive officers and ten percent beneficial owners except that Ray J. Hillenbrand filed one late report relating to his ceasing to be the trustee of a trust for the benefit of his sister and Rolf A. Classon filed one late report relating to a stock award granted to him pursuant to his employment agreement as Interim President and Chief Executive Officer. In April 2005, a probate court dissolved an Advisory Committee for a trust for a sister of Ray J. Hillenbrand and John A. Hillenbrand II. Ray J. Hillenbrand and John A. Hillenbrand II were members of the Advisory Committee for the trust which held common stock of the Company. The Advisory Committee was originally established by order of the probate court in February 1988. During the existence of the Advisory Committee, no common stock of the Company was sold by, or on behalf of, the trust. No reports relating to shares held by that trust have been filed by Ray J. Hillenbrand or John A. Hillenbrand II. Each of the Hillenbrands disclaims beneficial ownership of shares held by that trust.

ABOUT THE BOARD OF DIRECTORS
(INCLUDING DIRECTOR COMPENSATION)
     The Board of Directors, which is elected by the shareholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders. It selects the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and oversees and monitors its performance.
Board’s Role in Strategic Planning
     The Board of Directors has the legal responsibility for overseeing the affairs of the Company and, thus, an obligation to keep informed about the Company’s business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independent decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board’s four standing committees, the Board is fully involved in the Company’s strategic planning process.
     Each year, typically in the spring, summer and fall, senior management sets aside specific periods to develop, discuss and refine the Company’s long-range operating plan and overall corporate strategy. Specific operating priorities are developed to effectuate the Company’s long-range plan. Some of the priorities are short-term in focus; others are based on longer-term planning horizons. Senior management reviews the insights and conclusions reached at its meetings with the Board over the course of several Board meetings and seeks approval of the overall corporate strategy and long-range operating plan at Board meetings that usually occur in the summer and fall, including a two day offsite retreat in July dedicated to strategic planning. These meetings are focused on corporate strategy and involve both management presentations and input from the Board regarding the assumptions, priorities and objectives that will form the basis for management’s strategies and operating plans.
     At subsequent Board meetings, the Board continues to substantively review the Company’s progress against its strategic plans and to exercise oversight and decision-making authority regarding strategic areas of importance and associated funding authorizations.
     In addition, Board meetings held throughout the year target specific strategies and critical areas for extended, focused Board input and discussion.
     The role that the Board plays is inextricably linked to the development and review of the Company’s strategic plan. Through these processes, the Board, consistent with good corporate governance, encourages the long-term success of the Company by exercising sound and independent business judgment on the strategic issues that are important to the Company’s business.
Functioning of the Board
     The Board and Board committees agenda setting process involves all directors. The Chairman of the Board, Chief Executive Officer and Secretary initially develop a proposed agenda for Board meetings with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the Chief Executive Officer for review and/or decision. For example, the Board reviews the annual corporate budget. Proposed agenda items that fall within the scope of responsibilities of a Board committee are initially developed by the chair of that committee with the Secretary. After initial agendas are developed, the Chairman of the Board, the Vice Chairperson, Chief Executive Officer, Board committee chairs and Secretary discuss coordination of the agendas and make further modifications, as appropriate, and the

Secretary then sends the proposed agendas to all directors, who have the opportunity sufficiently in advance of regular Board and committee meetings to review and provide feedback on proposed Board and committee agendas. Board and committee materials related to agenda items are provided to Board members sufficiently, typically up to two weeks, in advance of regular meetings to allow the directors to prepare for discussion of the items at the meetings.
     At the invitation of the Board and its committees, members of senior management attend Board and committee meetings or portions thereof for the purpose of participating in discussions. Generally, discussions of matters to be considered by the Board and its committees are facilitated by the manager responsible for that function or area of the Company’s operations. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate in their discretion, the Board and its committees may, and do, consult with independent legal, financial and accounting advisors to assist in their duties to the Company and its shareholders.
     The chairs of the committees of the Board each preside over the portion of the Board meetings at which the principal items to be considered are within the scope of the authority of their respective committees. The chair of each committee determines the frequency, length and agenda of meetings of that committee. Sufficient time to consider the agenda items is provided. Materials related to agenda items are provided to the committee members sufficiently, typically up to two weeks, in advance of regular meetings to allow the members to prepare for discussion of the items at the meeting.
     Executive sessions or meetings of outside directors without management present are held regularly after Board and committee meetings. The Chairman of the Board generally presides at executive sessions of non-management directors, except that the chairs of the committees of the Board preside at executive sessions of non-management directors held following meetings of their committees or at which the principal items to be considered are within the scope or authority of their committees.
Communications with Directors
     In order to provide the Company’s security holders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted and implemented the following procedures for communications to directors.
•	Security holders of the Company and other interested persons may communicate with the Chairman of the Board, the chairs of the Company’s Nominating/Corporate Governance Committee, Audit Committee or Compensation and Management Development Committee or the non-management directors of the Company as a group by sending an email to investors@hillenbrand.com. The email should specify which of the foregoing is the intended recipient.

•	All communications received in accordance with these procedures will be reviewed initially by the Company’s Investor Relations Department and General Counsel. The Investor Relations Department will relay all such communications to the appropriate director or directors unless the Investor Relations Department and General Counsel determine that the communication:
•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.
•	The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s Investor Relations Department and only in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

•	The Company’s Investor Relations Department will retain copies of all communications received pursuant to these procedures for a period of at least one year.

•	The Nominating/Corporate Governance Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.
     The Company has not established a formal policy regarding director attendance at its annual meetings of shareholders, but the Company’s directors generally do attend the annual meetings. The Chairman of the Board presides at the annual meeting of shareholders, and the Board of Directors holds one of its regular meetings in conjunction with the annual meeting of shareholders. Accordingly, unless one or more members of the Board are unable to attend, all members of the Board are present for the annual meeting. All members of the Board at the time of the Company’s 2005 annual meeting of shareholders attended that meeting.
Other Corporate Governance Matters
     Both the Board of Directors and management of the Company firmly embrace good and accountable corporate governance and believe that an attentive, performing Board is a tangible competitive advantage. With that commitment, the Company began its efforts to improve the operation and processes of its Board of Directors significantly in advance of recent corporate governance developments. Director compensation has always been comprised of cash and stock based compensation. A non-Chief Executive Officer director has held the position of Chairman of the Board since April 1989. In early 2001, efforts to modify the composition of the Board began, with an emphasis on independence and the mix of characteristics, experiences and diverse perspectives and skills most appropriate for the Company. The Board has established position specifications, including performance criteria, for itself, the Chairman of the Board, the Vice Chairperson of the Board and the Chief Executive Officer, and, since May 2002, as part of the planned transition of the membership of our Board, the Company has welcomed to the Board seven new independent directors who are proven leaders, five of whom have significant experience in the health care industry. There have been more non-Hillenbrand family directors than family members on the Board since May 2002, and the Board has had a majority of independent directors since December 4, 2003.
     Since September 2002, the Board of Directors of the Company has taken additional measures to ensure continued high standards for corporate governance. Specifically, the Board has taken the following actions, among others:
•	The Board approved Corporate Governance Standards for the Board of Directors in September 2002 and has revised these Standards on several occasions as warranted by changes in New York Stock Exchange governance standards and other developments. Among other matters, these Standards:
•	confirm that the Board of Directors has established standing committees, each with a charter approved by the Board, to address certain key areas. These committees are the Audit Committee, Finance Committee, Compensation and Management Development Committee and Nominating/Corporate Governance Committee;

•	provide that at least a majority of the directors of the Company shall be independent;

•	provide for an annual determination by the Board of Directors regarding the independence of each director;

•	provide that the Audit Committee, Nominating/Corporate Governance Committee and Compensation and Management Development Committee will consist entirely of independent directors;

•	provide for an annual assessment by the Nominating/Corporate Governance Committee of the Board’s effectiveness as a whole as well as the effectiveness of the individual directors and the Board’s various committees, including a review of the mix of skills, core competencies and qualifications of members of the Board;

•	provide that the non-management directors shall conduct executive sessions without participation by any employees of the Company at each regularly scheduled meeting of the Board;

•	limit the number of public company boards on which a director may sit to four without Board approval;

•	provide that no more than half of the members of the Board may be over seventy years of age; and

•	provide all proposed related party transactions between the Company or any of its subsidiaries and any director or executive officer of the Company must be reviewed and approved by the Nominating/Corporate Governance Committee in advance.
The full text of the Corporate Governance Standards as approved and revised by the Board of Directors is attached to this proxy statement as Appendix A.

•	The Board determined the independence of each of the Company’s directors based on the standards set forth in the Corporate Governance Standards described above and elected only independent directors as members of the Audit Committee, Nominating/Corporate Governance Committee and Compensation and Management Development Committee. See “Determinations with Respect to Independence of Directors” below.

•	On November 29, 2005, the Nominating/Corporate Governance Committee of the Board completed a formal evaluation of the effectiveness of the incumbent directors who are being nominated for election at the Company’s 2006 annual meeting of shareholders. That Committee substantially completed a formal evaluation of the effectiveness of the Board as a whole as well as the effectiveness of the individual directors and the Board’s various committees, including a review of the mix of skills, core competencies and qualifications of members of the Board. On that date, the Nominating/Corporate Governance Committee also reviewed a summary of its findings with the Board, in light of Board and Board committee goals established for 2006. The Nominating/Corporate Governance Committee plans to complete its formal evaluation of all individual directors, the Board and its committees over the course of several meetings.

•	In September 2002, the Board overhauled its committee structure and adopted revised charters for each of its committees as warranted by changes in NYSE listing standards, SEC rules and other developments.

•	The Board adopted a revised Code of Ethical Business Conduct covering, among other matters, conflicts of interest, corporate opportunities, confidentiality, protection and proper use of the Company’s assets, fair dealing, compliance with laws, including insider trading laws, accuracy and reliability of the Company’s books and records and reporting of illegal or unethical behavior. This Code applies to all directors, officers and other employees of the Company, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Board periodically reviews and makes changes to the Code based on recommendations made by the Audit Committee of the Board. The Company’s Code of Ethical Business Conduct constitutes a “code of ethics” within the meaning of Item 406 of the Securities and Exchange Commission’s Regulation S-K.

•	All employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, are required to participate in ethics training and abide by the Code of Ethical Business Conduct to ensure that the Company’s business is conducted in a consistently legal and ethical manner. All members of the Board of Directors and all officers of the Company and its subsidiaries have read and certified their compliance with the Code without exception.

•	Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethical Business Conduct. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place and has effectively and independently addressed concerns raised by employees and others.

•	Hill-Rom refers to Advanced Medical Technology Association’s (AdvaMed) Code of Ethics for Interactions with Health Care Professionals on a regular basis to seek guidance on policies and ethical issues. AdvaMed is the largest medical technology association in the world, representing more than 1,200 innovators and manufacturers of medical devices, diagnostic products and medical information systems. The Code is a voluntary code of ethics to facilitate members’ ethical interactions with those individuals or entities that purchase, lease, recommend, use, arrange for the purchase or lease of, or prescribe members’ medical technology products in the United States. The Company and Hill-Rom are members. The Code can be accessed at www.advamed.org/publicdocs/coe.html.

•	Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm’s length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

•	The Board approved a policy mandating that the Company’s outside independent auditors not perform any prohibited non-audit services under the Sarbanes-Oxley Act of 2002 and the related SEC rules. In addition, the Audit Committee approved a policy requiring that all services from the outside independent auditors must be pre-approved by the Audit Committee or its delegate (i.e., the Audit Committee Chairman).

•	The Board adopted stock ownership guidelines for the Company’s directors and executive officers. In general, these standards require non-employee directors to hold restricted stock units (otherwise known as deferred stock awards) granted to them until six months after they cease to be directors and that executive officers of the Company must achieve and maintain a minimum level of stock ownership. The stock ownership guidelines are included in the Corporate Governance Standards attached as Appendix A.

•	As part of directors’ education, which includes, among other things, regular dedicated sessions regarding the Company’s businesses and operations, Audit Committee sponsored financial literacy and legal and regulatory compliance training, and participation in Company and industry trade events, the Board requires each director to attend an outside governance or director related seminar at least once every three years.

•	Pursuant to the Foreign Corrupt Practices Act and the Sarbanes-Oxley Act of 2002, the Company monitors and enforces policies, and implements a system of internal controls, designed to detect and prevent money laundering, corruption and bribery. Supporting processes include ethics training and certification regarding, among other things, compliance with the Foreign Corrupt Practices Act, documentation, training and testing, new hire criminal background checks and internal audit procedures.
     Consistent with the Company’s commitment to corporate governance, the Board and management believe that the foregoing measures, and others that have been taken, place the Company in compliance with listing requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission. Copies of the Company’s Corporate Governance Standards, Code of Ethical Business Conduct and Board committee charters are filed or incorporated by reference as exhibits to the Company’s Annual Report on Form 10-K for the year ended September 30, 2005 and are available on the Company’s website at www.hillenbrand.com or in print to any shareholder who requests copies through the Company’s Investor Relations office. Also available on the Company’s website are position specifications adopted by the Board for the positions of Chief Executive Officer, Chairman of the Board of Directors, Vice Chairperson of the Board of Directors, Vice Chairperson of each of the committees of the Board of Directors and other members of the Board of Directors.
Determinations with Respect to Independence of Directors
     As noted above, the Corporate Governance Standards adopted by the Board of Directors require the Board of Directors to make an annual determination regarding the independence of each of the Company’s directors and provide standards for making these determinations which are consistent with the listing standards of the New York Stock Exchange. The Board made these determinations for each member of the Board on November 30, 2005, based on an annual evaluation performed by and recommendations made by the Nominating/Corporate Governance Committee, consistent with past practices.
     As set forth in the Company’s Corporate Governance Standards, a director will be independent only if the Board of Directors determines, based on a consideration of all relevant facts and circumstances, that the director has no material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries). In assessing the materiality of a director’s relationship with the Company and each director’s independence, the Board must consider the issue of materiality not only from the standpoint of the director but also from that of the persons or organizations with which the director has an affiliation. Material relationships can include, among others, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. In assessing a director’s independence, the Board must also consider the director’s ownership, or affiliation with the owner, of less than a controlling amount of voting securities of the Company. The Board cannot conclude that a director is independent in the following circumstances:
•	The director is, or has been within the last three years, an employee of the Company or any of its subsidiaries, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company (but employment as an interim executive officer will not disqualify a director from being considered independent following that employment).

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from the Company or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	(A) The director or an immediate family member of the director is a current partner of a firm that is the internal or external auditor of the Company or any of its subsidiaries; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the audit of the Company or any of its subsidiaries within that time.

•	The director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•	The director owns, or is affiliated with the owner of, a controlling amount of voting stock of the Company.
     To assist in the Board’s determinations, each director completed materials designed to identify any relationships that could affect the director’s independence, and the General Counsel and Secretary of the Company conducted follow up interviews with certain directors. On the basis of these materials and the standards described above, the Board determined that each of Charles E. Golden, Ray J. Hillenbrand, Mark D. Ketchum, Eduardo R. Menascé, Anne Griswold Peirce, Joanne C. Smith, and Peter H. Soderberg is independent. With respect to each of Messrs. Ketchum, Menascé and Soderberg and Dr. Peirce, the Board determined that they were independent because no relationship was identified that would automatically bar them from being characterized as independent, no other relationship between any of them and the Company or any of its subsidiaries, whether or not material, was identified and none of them beneficially owns more than 1% of the Company’s outstanding common stock.
     With respect to Charles E. Golden, the Board considered the fact that Mr. Golden is a member of the Board of Directors of Clarian Health Partners, which purchased approximately $4.8 million, $3.7 million and $6.6 million of products and services from the Company in the fiscal years 2003, 2004 and 2005, respectively. In determining that this relationship was not material, the Board considered that Mr. Golden is not an executive officer of Clarian Health Partners and that the amount of products and services purchased from the Company by Clarian Heath Partners in the last three years has been substantially below 2% of the consolidated gross revenues of Clarian Health Partners in those years.

     With respect to Ray J. Hillenbrand, the Board considered the fact that the Board determined that Mr. Hillenbrand’s brother, John A. Hillenbrand II, who is also a Board member, is not independent under the standards described above. The Board determined that Mr. Hillenbrand had exercised in the past and could be expected to exercise in the future business judgment independent from John A. Hillenbrand II. The Board also considered that its determination that John A. Hillenbrand II was not independent was based on a consideration by the Board of all the facts and circumstances and not because a finding of independence was automatically or technically barred under NYSE listing standards.
     With respect to Joanne C. Smith, the Board considered the fact that the Rehabilitation Institute of Chicago, of which Dr. Smith served as Senior Vice President of Strategy and Business Development from April 2002 through November 2005 and now serves as President of its National Division, has purchased approximately $280,000, $140,000 and $206,000 of products and services from the Company in fiscal years 2003, 2004 and 2005, respectively. In evaluating this relationship, the Board considered that the amount of purchases by the Rehabilitation Institute of Chicago in the last three years constituted less than one-quarter of one percent of the gross revenues of the Rehabilitation Institute of Chicago in those years and that Dr. Smith had no authority with respect to the purchasing decisions of the Rehabilitation Institute of Chicago in those years and has no direct authority for purchasing decisions in her new capacity. On the basis of these factors, the Board determined that this relationship was not material.
     The Board concluded that, based on all of the relevant facts and circumstances, none of these relationships constituted a material relationship with the Company that represents a potential conflict of interest or otherwise interferes with the exercise by any of these directors of his or her independent judgment from management and the Company.
     The Board determined that Rolf A. Classon is not independent because of his current service as Interim President and Chief Executive Officer of the Company. Mr. Classon does not serve on the Audit, Compensation and Management Development or Nominating/Corporate Governance Committees of the Board, having left the Compensation and Management Development and Nominating/Corporate Governance Committees upon his appointment as Interim President and Chief Executive Officer in May 2005. The Board expects that Mr. Classon will qualify as independent again once he ceases to be Interim President and Chief Executive Officer.
     Also on the basis of the standards described above and the materials submitted by the directors, the Board determined that neither W August Hillenbrand nor John A. Hillenbrand II meets the standards for independence. Accordingly, neither of these non-independent directors serves on the Audit, Compensation and Management Development or Nominating/Corporate Governance Committees of the Board of Directors.
Meetings and Committees of the Board of Directors
     It is the general policy of the Company that all significant decisions be considered by the Board as a whole. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly owned company. Currently these committees are the Compensation and Management Development Committee, Finance Committee, Audit Committee and Nominating/Corporate Governance Committee, each of which has a written charter adopted by the Board of Directors. The Nominating/Corporate Governance Committee recommends the members and chairs of these committees to the Board. The Audit Committee, Compensation and Management Development Committee and Nominating/Corporate Governance Committee are made up of only independent directors. The current charter for each of the Board’s standing committees is available on the Company’s website at www.hillenbrand.com and is available in print to any shareholder who requests it through the Company’s Investor Relations office.
     In furtherance of its policy of having significant decisions made by the Board as a whole, the Company has an orientation and continuing education process for Board members that includes extensive materials, meetings with key management, visits to Company facilities and Company and industry events. Moreover, as part of directors’ education, which includes, among other things, regular dedicated sessions regarding the Company’s businesses and operations, Audit Committee sponsored financial literacy and legal and regulatory compliance training, and participation in Company and industry trade events, the Board requires each director to attend an outside governance or director related seminar at least once every three years.
     During the fiscal year ended September 30, 2005, the Board of Directors of the Company held nine meetings. During this period, no member of the Board of Directors attended fewer than 75% of the aggregate of the number of meetings of the full Board of Directors and the number of meetings of the committees on which he or she served.
     The Finance Committee assists the Board of Directors in matters related to the capital structure of the Company and is responsible for overseeing the investment of the Company’s assets pending utilization in the Company’s operations. The Finance Committee of the Board of Directors consists of John A. Hillenbrand II (Chairman), Mark D. Ketchum (Vice Chairman), W August Hillenbrand and Anne Griswold Peirce. During the fiscal year ended September 30, 2005, the Finance Committee held four meetings.
     The Audit Committee has general oversight responsibilities with respect to the Company’s financial reporting and financial controls. It annually reviews the Company’s financial reporting process, its system of internal controls regarding accounting, legal and regulatory compliance and ethics that management or the Board has established and the internal and external audit processes of the Company. The Audit Committee consists of Charles E. Golden (Chairman), Eduardo R. Menascé (Vice Chairman) and Joanne C. Smith. During the fiscal year ended September 30, 2005, the Audit Committee held nine meetings. Each member of the Audit Committee is independent under Rule 10A-3 of the Securities and Exchange Commission and NYSE listing standards and meets the financial literacy guidelines established by the Board in the Audit Committee Charter. The full text of the Audit Committee Charter as approved and revised by the Board of Directors is attached to this proxy statement as Appendix B. The Board interprets “financial literacy” to mean the ability to read and understand audited and unaudited consolidated financial statements (including the related notes) and monthly operating statements of the sort released or prepared by the Company, as the case may be, in the normal course of its business. The Board of Directors has determined that each of Charles E. Golden and Eduardo R. Menascé is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission.
     The Compensation and Management Development Committee assists the Board in ensuring that the officers and key management of the Company are effectively compensated in terms of salaries, supplemental compensation and other benefits that are internally equitable and externally competitive. The Committee is also responsible for reviewing and assessing the talent development and succession management actions concerning the officers and key employees of the Company. Effective May 11, 2005, the Compensation and Management Development Committee consists of Mark D. Ketchum (Chairman), Peter H. Soderberg (Vice Chairman) and Anne Griswold Peirce. Prior to May 11, 2005, the Compensation and Management Development Committee consisted of Rolf A. Classon (Chairman), Mark D. Ketchum (Vice Chairman), Anne Griswold Peirce and Peter H. Soderberg. During the fiscal year ended September 30, 2005, the Compensation and Management Development Committee held ten meetings. Each member of the Compensation and Management Development Committee is independent as defined by the New York Stock Exchange listing standards.
     Effective May 11, 2005, the Nominating/Corporate Governance Committee consists of Peter H. Soderberg (Chairman), Joanne C. Smith (Vice Chairperson), Charles E. Golden and Eduardo R. Menascé. Prior to May 11, 2005, Rolf A. Classon also was a member of the Committee. The Nominating/Corporate Governance Committee held five meetings during the fiscal year ended September 30, 2005. Each member of the Nominating/Corporate Governance Committee is independent as defined by the New York Stock Exchange listing standards.

     The charter for the Nominating/Corporate Governance Committee of the Board of Directors provides that the primary function of this Committee is to assist the Board of Directors in ensuring that the Company is operated in accordance with prudent and practical corporate governance standards, ensuring that the Board achieves its objective of having a majority of its members be independent in accordance with New York Stock Exchange and other regulations and identifying candidates for the Board of Directors. The charter provides that this Committee must consist of at least three members of the Board of Directors, all of whom must be independent. The charter provides that, to fulfill its duties and responsibilities, the Committee must:
•	Review from time to time and, if appropriate, recommend to the Board changes to the corporate governance standards for the Board of Directors of the Company and its committees, including committee charters;

•	Review from time to time, and, if appropriate, make changes to the statement setting forth the responsibilities of directors and the qualifications for new nominees for election to the Board;

•	Review from time to time, and, if appropriate, make changes to the statement setting forth the responsibilities of and the qualifications for the Chairman of the Board and the Vice Chairperson of the Board;

•	Annually assess the Board’s effectiveness as a whole as well as the effectiveness of the individual directors and the Board’s various committees, including a review of the mix of skills, core competencies and qualifications of members of the Board;

•	Assess, at least annually, the compensation package for the members of the Board of Directors and, if appropriate, recommend changes to the Board of Directors;

•	Make recommendations with respect to the composition of Board committees;

•	If deemed necessary, select and retain an executive search firm to identify qualified candidates to serve as members of the Board, considering effectiveness, responsiveness and other relevant factors, and approve the fees and other compensation to be paid to the executive search firm;

•	Review the performance of the executive search firm and approve any proposed discharge of the executive search firm when circumstances warrant;

•	Select and recommend to the Board director nominees for election at each annual meeting of shareholders, as well as director nominees to fill vacancies arising between annual meetings of shareholders;

•	When deemed necessary or appropriate, make recommendations to the Board regarding the appointment or replacement of the Chairman of the Board and the Vice Chairperson of the Board;

•	Recommend to the Board annually, based on a consideration of all relevant facts and circumstances, whether each director is independent (as that term is defined in the Corporate Governance Standards for the Board of Directors).

•	Assess the adequacy of and make recommendations to the Board regarding directors’ and officers’ insurance coverage;

•	Review and make recommendations to the Board regarding any shareholder proposals;

•	Pre-approve any related party transactions between the Company or any of its subsidiaries and any director or executive officer;

•	Determine requirements for, and means of, director orientation and training; and

•	Review the charter for the Committee and assess the performance of the members of the Committee at least annually and recommend updates and changes to the Board as conditions warrant.
     The Board of Directors has adopted position specifications applicable to members of the Board of Directors, and nominees for the Board of Directors recommended by the Nominating/Corporate Governance Committee must meet the qualifications set forth in these position specifications. The specifications provide that a candidate for director should not ever (i) have been the subject of a Securities and Exchange Commission enforcement action in which he or she consented to the entry of injunctive relief, a cease and desist order, or a suspension or other limitation on the ability to serve as a corporate officer or supervisor, (ii) had any license suspended or revoked due to misconduct of any type or (iii) violated any fiduciary duty to the Company or its Code of Ethical Business Conduct, and should exhibit the following characteristics:
•	Have a reputation for industry, integrity, honesty, candor, fairness and discretion;

•	Be an acknowledged expert in his or her chosen field of endeavor, which area of expertise should have some relevance to the Company’s businesses or operations;

•	Be knowledgeable, or willing and able to become so quickly, in the critical aspects of the Company’s businesses and operations; and

•	Be experienced and skillful in serving as a competent overseer of, and trusted advisor to, senior management of a substantial publicly held corporation.
In addition, as specified in the charter for the Nominating/Corporate Governance Committee, nominees for the Board of Directors recommended by the Nominating/Corporate Governance Committee should contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: accounting and finance, product and technology development, strategic oversight, healthcare, death care or other low growth industry, manufacturing, service businesses, international operations, merger and acquisition related business development, leadership development, sales and marketing development, compensation design and processes, public company governance and international governance.
     The Nominating/Corporate Governance Committee reviews incumbent directors against the position specifications applicable to members of the Board of Directors and independence standards set forth in the New York Stock Exchange Listing Standards. Additionally, since 2003, the Board as a whole, the Board committees and individual incumbent directors are formally evaluated annually by the Nominating/Corporate Governance Committee, whose findings are reviewed with the Board. The Nominating/Corporate Governance Committee retains a nationally recognized consulting firm to assist it with the evaluation process and retained a nationally recognized executive search firm to assist it with the identification and evaluation of the two directors added to the Board in September 2004, Mark D. Ketchum and Eduardo R. Menascé.
     The Nominating/Corporate Governance Committee’s policy with respect to the consideration of director candidates recommended by shareholders is that it will consider such candidates. Any such recommendations should be communicated to the Chairman of the Nominating/Corporate Governance Committee in the manner described above in “—Communications with Directors” and should be accompanied by substantially the same types of information as are required under the Company’s Code of By-laws for shareholder nominees.
     The Company’s Code of By-Laws provides that nominations of persons for election to the Board of Directors of the Company may be made at any meeting of shareholders by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of members of the Board of Directors at the meeting. For nominations to be made by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and any nominee must satisfy the qualifications established by the Board of Directors of the Company from time to time as contained in the proxy statement of the Company for the immediately preceding annual meeting or posted on the Website of the Company at www.hillenbrand.com. To be timely, a shareholder’s nomination must be delivered to or mailed and received by the Secretary not later than (i) in the case of the annual meeting, 100 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which the Company first makes public disclosure of the meeting date) and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which the Company first makes public disclosure of the meeting date. The notice given by a shareholder must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between such shareholder and each nominee proposed by the shareholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (v) the consent in writing of each nominee to serve as a director of the Company if so elected, and (vi) a description of the qualifications of such nominee to serve as a director of the Company.
Compensation of Directors
     Of the Company’s current Board members, only Mr. Classon is a salaried employee of the Company. All other directors receive separate compensation for Board service. Mr. Classon received separate compensation for Board service for the period prior to his appointment as Interim President and Chief Executive Officer on May 11, 2005.
     In 2004, the Board of Directors approved a revised compensation program for non employee directors, which was in effect for the 2005 fiscal year. The details of this program are as follows:
•	Directors receive an annual retainer of $25,000 for their service as directors, together with a $3,500 fee for each Board meeting attended. The Chairman of the Board of Director’s annual retainer is $150,000.

•	For any Board meeting lasting longer than one day, each director who attends receives $1,000 for each additional day.

•	Directors who attend a Board meeting or standing committee meeting by telephone receive fifty percent (50%) of the usual meeting fee.

•	Each director who is a member of the Nominating/Corporate Governance, Finance, Audit or Compensation and Management Development Committee receives a fee of $1,500 for each committee meeting attended.

•	The Chairs of the Audit, Compensation and Management Development, Nominating/Corporate Governance and Finance Committees receive an additional $10,000, $8,000, $7,000 and $5,000 annual retainer, respectively.

•	Directors who attend meetings of committees of which they are not members receive no fees for their attendance.

•	Notwithstanding the foregoing, for any meeting of an ad hoc committee or team of the Board that requires attendance in person or by telephone, the directors who attend each receive a meeting fee of $1,500, except when such meetings occur before, during or after a meeting of the Board or a standing committee of the Board that also is attended by such directors.

•	Board and committee retainers are paid in quarterly installments and the meeting fees are paid following the meeting.

•	Each director is reimbursed for expenses incurred as a result of attendance at Board or committee meetings. The Company also makes its aircraft available to directors for attendance at Board meetings.

•	Each director is awarded on the first trading day following the close of each annual meeting of the Company’s shareholders 1,800 restricted stock units (otherwise known as deferred stock awards) under

•	the Company’s Stock Incentive Plan. Delivery of shares underlying such restricted stock units occurs on the later to occur of one year and one day from the date of the grant or the six month anniversary of the date that the applicable director ceases to be a member of the Board of Directors of the Company. In the case of the Chairman of the Board of Directors, his or her annual grant of restricted stock units is 3,500.

•	Non-employee directors are also eligible to participate in the Company’s group term life insurance program in which the Company pays premiums. Death benefits, which are age related, range from $97,500 to $150,000.
     Anne Griswold Peirce received approximately $120 of above market interest on Board of Director fees deferred in the year ended September 30, 2005.
Certain Relationships and Related Transactions
     In September 2005, the Board amended the Corporate Governance Standards for the Board to reflect the Board’s policy that all new proposed related party transactions involving executive officers or directors must be reviewed and approved by the Nominating/Corporate Governance Committee in advance.
     As previously disclosed, during 2000, W August Hillenbrand and the Company entered into an agreement relating to Mr. Hillenbrand’s retirement as Chief Executive Officer of the Company on December 2, 2000. Under that agreement, Mr. Hillenbrand agreed to render consulting services to, and refrain from competing with, the Company through September 18, 2005. In addition to his consulting fee of approximately $872,800, received during the fiscal year ended September 30, 2005, Mr. Hillenbrand also received $231,329 of above market interest on deferred compensation and $9,303,598 for payment of deferred stock. Mr. Hillenbrand is also entitled to receive a package of benefits from the Company, including payment of life and health insurance premiums, reimbursement of medical expenses not covered by insurance, an office, a secretary, an automobile, reimbursement of miscellaneous expenses, supplemental pension fund benefit payments and use of the Company’s corporate aircraft for individual personal purposes on the same basis as the Company’s Chief Executive Officer’s personal use, i.e., up to fifty hours per year. During the fiscal year ended September 30, 2005, these benefits aggregated approximately $582,700. Additionally, during fiscal year 2005 the Company paid $58,100 for legal and security measures to address certain security threats to Mr. Hillenbrand and the Company.
     During the fiscal year ended September 30, 2004, the Board of Directors of the Company authorized a contribution of $500,000, which was paid in 2005, to The John A. Hillenbrand Foundation, a public charitable foundation formed in 1950 to promote religious, educational and/or charitable activities in the City of Batesville and the County of Ripley, Indiana. The Foundation has contributed to a variety of projects involving the local churches, schools and hospital. W August Hillenbrand, a director of the Company, is an officer and director of the Foundation, and John A. Hillenbrand II is a director of the Foundation. Ray J. Hillenbrand resigned from all positions held with the Foundation on August 1, 2002.
     The Rehabilitation Institute of Chicago, of which Joanne C. Smith, a director of the Company, was Senior Vice President of Strategy and Business Development through November 2005 and now serves as President of its National Division, is a customer of the Company. During the fiscal year ended September 30, 2005, the Company sold approximately $206,000 of products and services to the Rehabilitation Institute of Chicago. The Rehabilitation Institute of Chicago is a voluntary member, among thousands of members, of one of the group purchasing organizations with which the Company has a contract. Accordingly, the Company expects to continue to sell products to this customer, although the amounts of future sales are not fixed and are not currently determinable. Sales to this customer are on terms consistent with those of sales to the Company’s other customers. During fiscal year 2005 Dr. Smith had no authority with respect to the purchasing decision of the Rehabilitation Institute of Chicago.

     In 2003 the Company’s Batesville Casket subsidiary entered into a contract with Nambé Mills, Inc. pursuant to which Batesville Casket purchases urn products from Nambé Mills. Purchases during the fiscal year ended September 30, 2005 were approximately $321,000, and purchases during fiscal 2006 are projected to total approximately $262,000. John A. Hillenbrand II, a director of the Company, served as the Chairman of the Board of Nambé Mills until January 2005, when he became its Chairman Emeritus. Mr. Hillenbrand’s children own substantially all of the equity of Nambé Mills. The Company believes that these purchases will be on terms similar to those the Company could obtain from an unrelated third party for these products.

EXECUTIVE COMPENSATION
     The following tabulation and notes set forth the compensation paid or accrued by the Company during the fiscal years ended September 30, 2005, 2004 and 2003 to each person who served as Chief Executive Officer, each of the other four most highly compensated executive officers and two other individuals who would have been included in the foregoing category but for the fact that they were not serving as an executive officer at the end of the fiscal year.
Summary Compensation Table

					Long Term Compensation
		Annual Compensation			Awards
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)(1)	Awards ($)(2)	Options (#)(3)	Compensation ($)(4)
Rolf A. Classon(6)	2005	$330,685	$0	$123,603	$1,103,221	0	$306,627
Interim President and Chief	2004	N/A	N/A	N/A	$95,095	0	$76,516
Executive Officer	2003	N/A	N/A	N/A	$0	4,000	$72,008

Frederick W. Rockwood(7)	2005	$642,689	$0	(5)	$827,753	90,000	$173,002
Former President and	2004	$1,039,767	$0	$142,048	$919,144	100,000	$494,809
Chief Executive Officer	2003	$996,354	$1,882,188	$170,603	$540,350	100,000	$11,650

Gregory N. Miller(8)	2005	$258,586	$0	(5)	$83,370	8,000	$28,939
Senior Vice President and	2004	$241,696	$21,688	(5)	$58,240	5,000	$19,631
Chief Financial Officer	2003	$226,072	$216,913	(5)	$81,053	5,500	$6,000

Scott K. Sorensen(9)	2005	$388,475	$0	(5)	$197,865	18,000	$56,221
Former Vice President and	2004	$457,591	$0	(5)	$282,056	24,000	$50,029
Chief Financial Officer	2003	$427,882	$769,811	(5)	$270,175	25,000	$6,660

Patrick D. de Maynadier	2005	$318,300	$0	(5)	$181,747	18,000	$38,803
Vice President, General	2004	$312,325	$0	(5)	$218,866	18,000	$31,788
Counsel and Secretary	2003	$290,510	$348,280	(5)	$108,070	15,000	$6,508

Kenneth A. Camp Senior Vice President of the	2005	$391,914	$0	(5)	$220,097	24,000	$97,575
Company and President	2004	$384,375	$0	(5)	$252,936	20,000	$86,681
and Chief Executive Officer, Batesville Casket Company, Inc.	2003	$359,448	$474,280	(5)	$270,175	20,000	$6,906

R. Ernest Waaser(10) Former President and Chief	2005	$346,174	$0	(5)	$197,865	24,000	$56,003
Executive Officer, Hill-Rom	2004	$407,398	$0	(5)	$282,056	24,000	$50,575
Company, Inc.	2003	$379,355	$522,067	$55,604	$270,175	25,000	$6,975

Bruce J. Bonnevier(11)	2005	$250,000	$0	(5)	$170,631	16,000	$48,019
Former Vice President, Human	2004	$97,678	$0	(5)	$110,770	15,000	$38,979
Resources	2003	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Consists of the cost of aircraft usage, cash perquisites, home security expenses, automobile allowances, reimbursement for relocation expenses and professional services for tax preparation and financial planning services, and other personal benefits provided by the Company. Included in 2005 for Rolf A. Classon is $123,603 for Mr. Classon’s use of the Company’s jet aircraft. The Company’s arrangements with Mr. Classon relating to his service as Interim President and Chief Executive Officer permit use of the Company’s aircraft by Mr. Classon and, on limited occasions approved in advance by the Chairman of the Board, his family for travel between the Company’s Batesville, Indiana headquarters and their permanent residence and by Mr. Classon for travel relating to Mr. Classon’s business activities not related to the Company, such as travel to meetings of other boards of directors on which Mr. Classon serves. The Company will make gross-up payments to Mr. Classon for any income taxes payable by him as a result of the use of the Company’s aircraft for these purposes. The Company also has adopted a policy permitting the Chief Executive Officer, but not other executive officers, to use the Company’s aircraft for personal purposes up to fifty hours per year. While the Company does not charge for the personal use of its aircraft, and for purposes of its policy on use of Company aircraft does not regard these as personal uses of Company aircraft by Mr. Classon, it does report amounts related to such use as taxable income to the Internal Revenue Service. The value of the use of Company aircraft disclosed in the Summary Compensation Table is based upon the incremental cost of $1,424 per flight hour to the Company and not the values reported to the IRS.

(2)	These amounts represent awards of shares of deferred stock and restricted stock units (otherwise known as deferred stock awards), pursuant to which an equal number of shares of common stock of the Company will be issued upon satisfaction of certain vesting conditions and deferral elections. As of September 30, 2005 the number of shares and value of deferred stock and shares underlying restricted stock units held are as follows:

	Restricted Stock Units and
	Deferred Stock
Name	Shares (#)	Value ($)
Rolf A. Classon	23,399	$1,100,923
Frederick W. Rockwood	19,442	$914,746
Gregory N. Miller	2,573	$121,060
Scott K. Sorensen	2,613	$122,942
Patrick D. de Maynadier	6,983	$328,550
Kenneth A. Camp	8,208	$386,186
R. Ernest Waaser	5,602	$263,574
Bruce J. Bonnevier	5,200	$244,660
Rolf A Classon was awarded 20,000 restricted stock units on June 20, 2005, which will vest 100% on the earlier of May 10, 2006 or the day immediately preceding the date the Board of Directors of the Company elects an individual to succeed Mr. Classon as Chief Executive Officer and President of the Company. Mr. Classon was also awarded 1,800 restricted stock units on February 11, 2005 with respect to which the underlying shares of common stock of the Company will be issuable 100% on the later of February 12, 2006 or within 75 days after the date Mr. Classon ceases to be a member of the Board of Directors of the Company. Mr. Classon was also awarded 1,400 restricted stock units on February 13, 2004 with respect to which the underlying shares of common stock of the Company will be issuable 100% on the later of February 14, 2005 or within the six month anniversary of the date Mr. Classon ceases to be a member of the Board of Directors of the Company.
Frederick W. Rockwood was awarded 14,893 restricted stock units on December 15, 2004, which were forfeited as of May 11, 2005. Mr. Rockwood was also awarded 14,000 restricted stock units on December 3, 2003, which vested 100% on May 11, 2005. Mr. Rockwood was also awarded 1,782 restricted stock units on December 3, 2003, which vested 100% on December 4, 2004. Mr. Rockwood was also awarded 10,000 restricted stock units on August 25, 2003, which vested 50% on August 26, 2004 and vested 50% on May 11, 2005. Mr. Rockwood was also awarded 20,000 restricted stock units on October 5, 1999, which vested 100% on October 5, 2002.
Gregory N. Miller was awarded 1,500 restricted stock units on December 15, 2004, which will vest 20% on December 16, 2006; 25% on December 16, 2007; 25% on December 16, 2008; and 30% on December 16, 2009. Mr. Miller was also awarded 1,000 restricted stock units on December 3, 2003, which vested 20% on December 4, 2005; and will vest 25% on December 4, 2006; 25% on December 4, 2007; and 30% on December 4, 2008. Mr. Miller was also awarded 1,500 restricted stock units on August 25, 2003, which vested 50% on August 26, 2004 and August 26, 2005, respectively.
Scott K. Sorensen was awarded 3,560 restricted stock units on December 15, 2004, which were forfeited as of July 31, 2005. Mr. Sorensen was also awarded 4,500 restricted stock units on December 3, 2003, which were forfeited as of July 31, 2005. Mr. Sorensen was also awarded 343 restricted stock units on December 3, 2003, which vested 100% on December 4, 2004. Mr. Sorensen was also awarded 5,000 restricted stock units on August 25, 2003, which vested 50% on August 26, 2004 and 50% which were forfeited as of July 31, 2005. Mr. Sorensen was also awarded 10,000 restricted stock units on March 1, 2001, which vested 50% on January 1, 2002 and January 1, 2003, respectively.

Patrick D. de Maynadier was awarded 3,000 restricted stock units on December 15, 2004, which will vest 20% on December 16, 2006; 25% on December 16, 2007; 25% on December 16, 2008; and 30% on December 16, 2009. Mr. de Maynadier was also awarded 270 restricted stock units on December 16, 2004, which vested 100% on December 16, 2005. Mr. de Maynadier was also awarded 3,500 restricted stock units on December 3, 2003, which vested 20% on December 4, 2005; and will vest 25% on December 4, 2006; 25% on December 4, 2007; and 30% on December 4, 2008. Mr. de Maynadier was also awarded 258 restricted stock units which vested 100% on December 4, 2004. Mr. de Maynadier was also awarded 2,000 restricted stock units on August 25, 2003, which vested 50% on August 26, 2004 and August 26, 2005, respectively.
Kenneth A. Camp was awarded 3,600 restricted stock units on December 15, 2004, which will vest 20% on December 16, 2006; 25% on December 16, 2007; 25% on December 16, 2008; and 30% on December 16, 2009. Mr. Camp was also awarded 360 restricted stock units on December 16, 2004, which vested 100% on December 16, 2005. Mr. Camp was also awarded 4,000 restricted stock units on December 3, 2003, which vested 20% on December 4, 2005; and will vest 25% on December 4, 2006; 25% on December 4, 2007; and 30% on December 4, 2008. Mr. Camp was also awarded 343 restricted stock units, which vested 100% on December 4, 2004. Mr. Camp was also awarded 5,000 restricted stock units on August 25, 2003, which vested 50% on August 26, 2004 and August 26, 2005, respectively. Mr. Camp was also awarded 1,500 restricted stock units on January 17, 2001, which vested 100% on January 17, 2004.
R. Ernest Waaser was awarded 3,560 restricted stock units on December 15, 2004, which were forfeited as of July 31, 2005. Mr. Waaser was also awarded 4,500 restricted stock units on December 3, 2003, which were forfeited as of July 31, 2005. Mr. Waaser was also awarded 343 restricted stock units on December 3, 2003 which vested 100% on December 4, 2004. Mr. Waaser was also awarded 5,000 restricted stock units on August 25, 2003, which vested 50% on August 26, 2004 and 50% which were forfeited as of July 31, 2005. Mr. Waaser was also awarded 1,500 restricted stock units on March 8, 2001, which vested 100% on January 1, 2003.
Bruce J. Bonnevier was awarded 2,800 restricted stock units on December 15, 2004, which will vest 20% on December 16, 2006; 25% on December 16, 2007; 25% on December 16, 2008; and 30% on December 16, 2009. Mr. Bonnevier was also awarded 270 restricted stock units on December 16, 2004, which vested 100% on December 16, 2005. Mr. Bonnevier was also awarded 2,000 restricted stock units on May 11, 2004, which will vest 20% on May 12, 2006; 25% on May 12, 2007; 25% on May 12, 2008; and 30% on May 12, 2009.
Dividends paid on the Company common stock will be deemed to have been paid with regard to the restricted stock units awarded and deemed to be reinvested in Company common stock at the market value on the date of such dividend, and will be paid in additional shares on the vesting date of the underlying award.
(3)	Options were granted pursuant to the Company’s Stock Incentive Plan for the fiscal years ended September 30, 2005, 2004 and 2003, respectively.
(4)	All Other Compensation earned or allocated in the fiscal year ended September 30, 2005 is as follows:

		Supplemental			Board of
	401(k)	401(k)	Signing	Executive Life	Directors
Name	Contributions	Contributions	Bonus	Insurance	Fees	Total
Rolf A. Classon	$4,085	$0	$250,000	$792	$51,750	$306,627
Frederick W. Rockwood	$6,300	$11,675		$155,027		$173,002
Gregory N. Miller	$17,162	$11,777				$28,939
Scott K. Sorensen	$6,300	$38,667		$11,254		$56,221
Patrick D. de Maynadier	$6,300	$24,004		$8,499		$38,803
Kenneth A. Camp	$6,300	$37,409		$53,866		$97,575
R. Ernest Waaser	$6,300	$33,841		$15,862		$56,003
Bruce J. Bonnevier	$17,741	$24,080		$6,198		$48,019
The value of life insurance is the annual premium paid for whole or term life insurance for calendar year 2005, except for the amount reported for Frederick W. Rockwood which also includes the conversion of the cash surrender value, including gross-up for taxes due, of the former Split Dollar Life Insurance policies to whole life insurance. The conversion was accomplished by a release of assignment of the split dollar collateral assignment by the Company.
(5)	Amounts do not exceed disclosure thresholds established under SEC rules.

(6)	Mr. Classon became Interim President and Chief Executive Officer of the Company on May 11, 2005. Prior to that time, he was a director of the Company but was not an employee of the Company.

(7)	Mr. Rockwood retired from the Company on May 11, 2005.

(8)	Mr. Miller was elected Senior Vice President and Chief Financial Officer of the Company effective July 14, 2005. Prior to that time, he was Vice President, Controller and Chief Accounting Officer of the Company.

(9)	Mr. Sorensen resigned from the Company effective July 14, 2005. In 2004, Mr. Sorensen was appointed to the Board of Directors and the Audit Committee of GMP Companies, Inc., a privately held company in which the Company had previously made a minority equity investment. Mr. Sorensen received from GMP the compensation paid to all of GMP’s non-management directors, including fees for attendance at board and committee meetings and stock option grants. He resigned from GMP’s Board in 2005.

(10)	Mr. Waaser resigned from the Company effective July 14, 2005.

(11)	Mr. Bonnevier was elected Vice President, Human Resources effective May 12, 2004. Prior to that date, he was not employed by the Company. Mr. Bonnevier resigned from the Company effective December 31, 2005.
Option Grants in Last Fiscal Year
(for fiscal year ended September 30, 2005)
     The following table sets forth certain information concerning stock option grants to the named executive officers during the fiscal year ended September 30, 2005.

	Individual Grants
	Number of Securities	Percent of Total Options
	Underlying Options	Granted to	Exercise or		Grant Date Present
Name	Granted (#)(1)	Employees in Fiscal Year	Base Price ($/Share)	Expiration Date	Value ($)(2)
Rolf A. Classon	None

Frederick W. Rockwood	90,000	15.89%	$55.58	12/15/14	$1,187,019

Gregory N. Miller	8,000	1.41%	$55.58	12/15/14	$105,513

Scott K. Sorensen	18,000	3.18%	$55.58	12/15/14	$237,404

Patrick D. de Maynadier	18,000	3.18%	$55.58	12/15/14	$237,404

Kenneth A. Camp	24,000	4.24%	$55.58	12/15/14	$316,538

R. Ernest Waaser	24,000	4.24%	$55.58	12/15/14	$316,538

Bruce J. Bonnevier	16,000	2.83%	$55.58	12/15/14	$211,026

(1)	All options were granted pursuant to the Company’s Stock Incentive Plan. The options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The options were granted for terms of ten years, and vest one-third on each of the first three anniversaries of the date of grant. On September 7, 2005 the Board of Directors accelerated and immediately vested the above options held by employees on September 7, 2005, subject to certain exercise and hold restrictions, during the period between September 7, 2005 and the original vesting dates.

(2)	The weighted average fair value of options granted during the fiscal year ended September 30, 2005 was $13.19 under the Binomial model using the following assumptions: (i) risk-free interest rates of 2.64-4.09 percent; (ii) expected dividend yields of 1.70-2.08 percent; (iii) expected volatility factors of 0.2023-0.2592; and (iv) expected term of 6.8 years. The actual value realized by an officer from exercise of the options will depend on the market value of the Company’s common stock on the dates the options are exercised.
Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values
(for fiscal year ended September 30, 2005)
     The following table sets forth certain information concerning option exercises during the fiscal year ended September 30, 2005 by the named executive officers and unexercised options held by such officers as of September 30, 2005:

			Number of Securities Underlying		Value of Unexercised In-the-
			Unexercised Options at		Money Options at
	Shares Acquired		Fiscal Year-End		Fiscal Year-End
Name	On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Rolf A. Classon	0	$0	8,000	0	$0	$0

Frederick W. Rockwood	7,500	$187,216	395,834	0	$579,984	$0

Gregory N. Miller	0	$0	23,167	1,833	$0	$0

Scott K. Sorensen	91,667	$188,611	0	0	$0	$0

Patrick D. de Maynadier	10,000	$95,100	56,000	5,000	$0	$0

Kenneth A. Camp	7,500	$175,141	131,834	6,666	$172,616	$0

R. Ernest Waaser	31,667	$50,736	0	0	$0	$0

Bruce J. Bonnevier	0	$0	31,000	0	$0	$0
Life Insurance
     During the fiscal year ended September 30, 2005, the Company, paid premiums on executive owned Whole Life Insurance policies, covering Frederick W. Rockwood, Scott K. Sorensen, Patrick D. de Maynadier, Kenneth A. Camp, R. Ernest Waaser, and Bruce J. Bonnevier, in which premiums are to be paid by the Company for the participant until age 65. The policies provide for pre-retirement employee death benefits that range from $600,000 to $5,000,000. At retirement, death benefit coverage will be reduced, and will range from $400,000 to $2,500,000.
Agreements with Named Executive Officers
     The Company has entered into Change in Control Agreements (the “Change in Control Agreements”) with certain current officers, including Rolf A. Classon, Gregory N. Miller, Patrick D. de Maynadier and Kenneth A. Camp. The Change in Control Agreements are intended to encourage continued employment by the Company of its key management personnel and to allow such personnel to be in a position to provide assessment and advice to the Board of Directors regarding any proposed Change in Control without concern that such personnel might be unduly distracted by the uncertainties and risks created by a proposed Change in Control.
     The Change in Control Agreements provide for payment of specified benefits upon the Company’s termination of the executive’s employment (other than on account of death, disability, retirement or “cause”) in anticipation of or within two years (three years in the case of the Chief Executive Officer) after a Change in Control, or upon the executive’s termination of employment for “good reason” within two years (three years in the case of the Chief Executive Officer) after a Change in Control. The Chief Executive Officer’s Change in Control Agreement also provides for the payment of the specified benefits in the event the Chief Executive Officer terminates employment for any reason during the 30-day period following the first anniversary of the Change in Control. The benefits to be provided by the Company upon a Change in Control under any of the above circumstances are: (i) a lump sum payment in cash equal to two times (three times in the case of the Chief Executive Officer) the executive’s annual base salary; (ii) continued health and medical insurance for the executive and his dependents and continued life insurance coverage for the executive for 24 months (36 months in the case of the Chief Executive Officer), with the right to purchase continued medical insurance (at COBRA rates) from the end of this period until the executive reaches retirement age; (iii) a cash payment in lieu of certain perquisites, such as accrued and unpaid vacation; and (iv) an increase to the defined benefit and defined contribution pension benefit otherwise payable to the executive calculated by giving him equivalent credit for two additional years of age and service (or, in the case of the Chief Executive Officer, three additional years of age and service credit). In addition, upon a Change in Control, whether or not the executive’s employment is terminated, all outstanding stock options, restricted stock and restricted stock units will become fully vested and the executive will be deemed to have earned all outstanding short-term incentive compensation and performance share compensation awards to the extent such awards would have been earned if all performance targets for the relevant period were achieved 100%. The Chief Executive Officer’s Change in Control Agreement provides that if the Chief Executive Officer receives payments that would be subject to the excise tax on excess parachute payments imposed by Section 4999 of the Internal Revenue Code, the Chief Executive Officer will be entitled to receive an additional “gross-up” payment in an amount necessary to put the Chief Executive Officer in the same after-tax position as if such excise tax had not been imposed. The Change in Control Agreements for the other above named executive officers provide for a similar “gross-up” payment, except that if the value of all “parachute payments” to an executive does not exceed 120% of the maximum “parachute payment” that could be paid to him without giving rise to the excise tax, the payments otherwise called for by the Change in Control Agreement will be reduced to the maximum amount which would not give rise to the excise tax. Assuming a Change in Control had occurred on September 30, 2005, the above named executive officers would have received cash lump sum payments upon a termination of employment covered by the Change in Control Agreements in approximately the following amounts: Rolf A. Classon — $3,348,000, Gregory N. Miller — $825,000, Patrick D. de Maynadier — $808,000, and Kenneth A. Camp – $1,108,000. The preceding amounts do not take into account the “gross-up” payments, enhanced pension benefits, insurance benefits, and the vesting of stock options, restricted stock and restricted stock units.
     Under the Change in Control Agreements, a “Change in Control” is defined generally as (i) the acquisition of beneficial ownership of 35% or more of the voting power of all Company voting securities by a person or group at a time when such ownership is greater than that of the members of the Hillenbrand Family; (ii) the consummation of certain mergers or consolidations; (iii) the failure of a majority of the members of the Company’s Board of Directors to consist of Current Directors (defined as any director on the date of the Change in Control Agreements and any director whose election was approved by a majority of the then-Current Directors); (iv) the consummation of a sale of substantially all of the assets of the Company; or (v) the date of approval by the shareholders of the Company of a plan of complete liquidation of the Company.
     On June 20, 2005, the Company and Rolf A. Classon entered into an Employment Agreement relating to Mr. Classon’s employment as Interim President and Chief Executive Officer of the Company. The agreement provides that the term of Mr. Classon’s employment began effective May 11, 2005 and shall continue thereafter until the Board of Directors of Hillenbrand has elected a successor President and Chief Executive Officer unless earlier terminated in accordance with the Agreement. The agreement provides that Mr. Classon is entitled to receive a base salary of $850,000 per year, pro rated for the period in which he serves, and has the opportunity to earn an incentive compensation bonus. The amount of the bonus will equal the sum of (i) $382,500 guaranteed bonus plus (ii) an amount up to $382,500 to be determined by the Compensation and Management Development Committee of the Board of Directors based on the achievement by the Company during Mr. Classon’s term of employment of certain objectives established by the Compensation and Management Development Committee. These objectives include matters relating to the progress and success of the Company’s restructuring initiatives, the hiring of and transition to a permanent President and Chief Executive Officer and quarterly financial performance in line with the Company’s 2006 business plan and announced guidance. Pursuant to the agreement, Mr. Classon received 20,000 restricted stock units (otherwise known as deferred stock awards) under the Company’s Stock Incentive Plan, which will vest one year after the commencement of Mr. Classon’s employment or on the date an individual succeeds him as President and Chief

Executive Officer, whichever is earlier. One half of the restricted stock units will convert into 10,000 shares of the Company’s common stock on each of the first and second anniversaries of the vesting date of the restricted stock units. Mr. Classon also received a $250,000 signing bonus to compensate him for compensation from other sources foregone by Mr. Classon as a result of his full-time dedication to the Company. The agreement provides that Mr. Classon shall be eligible to participate in Hillenbrand’s 401(k) savings program upon satisfying any applicable eligibility requirements but will not participate, and has waived any rights to participate, in any other Hillenbrand employee benefit plans. During the term of his employment Mr. Classon will not be entitled to receive compensation for service on Hillenbrand’s Board of Directors. Key termination benefits under the agreement are summarized as follows:
•	If the agreement is terminated due to death or disability, Mr. Classon or his estate will be entitled to receive his base salary accrued through the date of his termination and a pro rata portion of his guaranteed bonus for his service period, and a pro rata portion of the restricted stock units previously issued shall immediately vest.

•	If the agreement is terminated with or without cause (as defined) by the Company or voluntarily on the part of Mr. Classon, the Company shall only be obligated to pay Mr. Classon his base salary accrued but unpaid as of the date of termination.

•	Mr. Classon will be precluded from competing against Hillenbrand while employed by Hillenbrand and for a period of eighteen months (subject to reduction in certain circumstances) after his employment is terminated, regardless of the reason for such termination.
The Company’s arrangements with Mr. Classon also permit use of the Company’s aircraft by Mr. Classon and, on limited occasions approved by the Chairman of the Board, his family for travel between the Company’s Batesville, Indiana headquarters and their permanent residence and by Mr. Classon for travel relating to his business activities not related to the Company, such as travel to meetings of other boards of directors on which Mr. Classon serves. The Company will make gross-up payments to Mr. Classon for any income taxes payable by him as a result of the use of the Company’s aircraft for these purposes.
     Between August 5 and August 8, 2005, after review by and approval from the Compensation and Management Development Committee of the Board of Directors based on a compensation study performed by an independent and nationally recognized compensation consulting firm retained by that Committee, the Company entered into new employment agreements with senior executives, including Kenneth A. Camp, Gregory N. Miller, Patrick D. de Maynadier and Bruce J. Bonnevier. Under the new agreements, Mr. Miller’s annual base salary was increased from $246,000 to $325,000, and Messrs. Camp’s, de Maynadier’s and Bonnevier’s annual base salaries remained unchanged from those in effect under their prior employment agreements: $392,000, $318,000 and $250,000, respectively. As described below, bonus compensation under the Company’s Short-Term Incentive Compensation Program is determined by first establishing a performance base (“Performance Base”) and a target (“Target”) for the Company and each subsidiary. Short-term incentive compensation opportunity for each of Messrs. Miller and de Maynadier is equal to, and for Mr. Bonnevier was equal to, 50% of base salary upon achievement of the Performance Base and up to 100% of base salary upon achievement of the Target. Mr. Camp’s opportunity is 75% of his base salary upon achievement of the Performance Base and up to 150% of base salary upon achievement of the Target. The revised employment agreements are substantially similar to those previously entered into between the Company and Messrs. Camp, Bonnevier and de Maynadier. The employment agreements set forth the basic duties of the officers and provide that each officer is entitled to receive a base salary, incentive compensation payable in the Company’s discretion and such additional compensation, benefits and perquisites as the Company may deem appropriate. The employment agreements are terminable by either the Company or the executive on sixty days’ notice, or pay in lieu of notice, and are terminable at any time by the Company for cause, as defined in each employment agreement. If an executive is terminated other than for cause, the Company is required to pay severance to the executive in an amount equal to twelve months of the executive’s base salary, with payments commencing six months after the time of termination. Until the first anniversary of the election of a permanent President and

Chief Executive Officer to replace Rolf A. Classon, such severance amount will be in an amount equal to twenty-four months of the executive’s base salary. For the twelve months after the one-year anniversary of the employment of the permanent President and Chief Executive Officer, the additional severance will be reduced each month, returning the total severance benefit to twelve months of the executive’s base salary upon the second anniversary of the employment of the permanent President and Chief Executive Officer. The employment agreements also contain limited non-competition and non-solicitation agreements of the executives, which continue generally for a period of two years after the termination of the executive’s employment.
     Effective May 11, 2005, Frederick W. Rockwood retired as President and Chief Executive Officer of the Company and resigned from its Board of Directors. On July 12, 2005, Mr. Rockwood and the Company entered into a Separation and Release Agreement. The terms and benefits provided in this agreement are substantially consistent with the terms of the previously existing Executive Employment Agreement between Mr. Rockwood and the Company. Under the Separation and Release Agreement:
•	Mr. Rockwood received severance pay paid in a lump sum payment in the gross amount of $1,051,935, consistent with the terms of the previously existing Executive Employment Agreement.

•	The Company paid $2,000 of professional fees incurred in the review and negotiation of the Separation and Release Agreement.

•	Mr. Rockwood was provided with payment of earned but unused vacation as of May 11, 2005.

•	Mr. Rockwood is entitled to receive life insurance coverage for a period of twelve months beginning May 11, 2005.

•	Mr. Rockwood is eligible for extended healthcare coverage under the current terms of the Hillenbrand Industries Healthcare Plan until the age of 65. The agreement provides that the Company will pay for full cost of such extended healthcare coverage until Mr. Rockwood reaches 65 years of age.

•	In accordance with the terms of the Company’s Stock Incentive Plan, all stock options, stock awards and restricted stock units issued to Mr. Rockwood more than one year prior to May 11, 2005 were deemed fully vested, and Mr. Rockwood will have three years from May 11, 2005 to exercise any such stock options. All stock options, stock awards and restricted stock units issued within a year prior to May 11, 2005 were forfeited.

•	Mr. Rockwood and the Company agreed to reduce the term of the non-compete period provided for in the previously existing Executive Employment Agreement between Mr. Rockwood and Hillenbrand from two years to one year.
     Effective July 14, 2005, R. Ernest Waaser resigned as President and Chief Executive Officer of Hill-Rom. Effective July 31, 2005, Mr. Waaser and Hill-Rom entered into a Separation and Release Agreement. The terms and benefits provided in this agreement are substantially consistent with the terms of the previously existing Executive Employment Agreement between Mr. Waaser and Hill-Rom. Under the Separation and Release Agreement:
•	Mr. Waaser will receive severance pay paid in a lump sum payment in the gross amount of $415,636.52, consistent with the terms of the previously existing Executive Employment Agreement.

•	Mr. Waaser was provided with payment of earned but unused vacation as of July 31, 2005.

•	Mr. Waaser is entitled to receive life insurance coverage for a period of twelve months beginning July 31, 2005.

•	Mr. Waaser is eligible for extended healthcare coverage under the current terms of the Hillenbrand Industries Healthcare Plan for twelve months after July 31, 2005 or until he becomes eligible for coverage through a subsequent employer. The agreement provides that Hill-Rom will pay for the employer’s share of such extended healthcare coverage.
     In addition to the Separation and Release Agreement, on August 19, 2005 Mr. Waaser and Hill-Rom entered into a consulting agreement pursuant to which, for a twelve-month period, Mr. Waaser will provide consulting services to Hill-Rom relating to certain litigation matters in exchange for a monthly consulting fee of $8,333.33. Following the twelve-month period, Hill-Rom has the option to continue to engage Mr. Waaser’s services for an hourly fee.
     Effective July 14, 2005, Scott K. Sorensen resigned as Vice President and Chief Financial Officer of the Company. Effective July 31, 2005, Mr. Sorensen and the Company entered into a Separation and Release Agreement. The terms and benefits provided in this agreement are substantially consistent with the terms of the previously existing Executive Employment Agreement between Mr. Sorensen and the Company. Under the Separation and Release Agreement:
•	Mr. Sorensen will receive severance pay in a lump sum payment in the gross amount of $466,424.92, consistent with the terms of the previously existing Executive Employment Agreement.

•	Mr. Sorensen was provided with payment of earned but unused vacation as of July 31, 2005.

•	Mr. Sorensen is entitled to receive life insurance coverage for a period of twelve months beginning July 31, 2005.

•	Mr. Sorensen is eligible for extended healthcare coverage under the current terms of the Hillenbrand Industries Healthcare Plan until for twelve months after July 31, 2005. The agreement provides that the Company will pay for the employer’s share of such extended healthcare coverage.
Pension Plan
     The Hillenbrand Industries, Inc. Pension Plan (the “Pension Plan”) covers officers of the Company and other employees. Directors of the Company who are not employees of the Company or one of its subsidiaries are not eligible to participate in the Pension Plan. Contributions to the Pension Plan by the Company are made on an actuarial basis, and no specific contributions are determined or set aside for any individual.
     The Internal Revenue Code limits the amount of benefits that may be paid under the Pension Plan. A supplemental pension benefit that makes up for the Internal Revenue Code limitations is provided under the SERP described below. Benefits under the Pension Plan are not subject to deductions for Social Security or other offset amounts.
     Employees, including officers of the Company, who retire under the Pension Plan receive fixed benefits calculated by means of a formula that takes into account the highest average annual calendar year eligible compensation earned over five consecutive years and the employee’s years of service. The following table shows approximate representative pension benefits under the Pension Plan and the pension benefit under the SERP based on a single life annuity commencing at age 65 for the compensation and years of service indicated:

Approximate Annual Pension Upon Retirement At Age 65

Highest Average Eligible
Compensation for any
Period of	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
5 Consecutive Years	of Service	of Service	of Service	of Service	of Service	of Service	of Service	of Service
$100,000	$5,000	$11,000	$16,000	$21,000	$27,000	$32,000	$37,000	$43,000
$200,000	$13,000	$27,000	$40,000	$53,000	$67,000	$80,000	$93,000	$107,000
$300,000	$21,000	$43,000	$64,000	$85,000	$107,000	$128,000	$149,000	$171,000
$400,000	$29,000	$59,000	$88,000	$117,000	$147,000	$176,000	$205,000	$235,000
$500,000	$37,000	$75,000	$112,000	$149,000	$187,000	$224,000	$261,000	$299,000
$600,000	$45,000	$91,000	$136,000	$181,000	$227,000	$272,000	$317,000	$363,000
$700,000	$53,000	$107,000	$160,000	$213,000	$267,000	$320,000	$373,000	$427,000
$800,000	$61,000	$123,000	$184,000	$245,000	$307,000	$368,000	$429,000	$491,000
$900,000	$69,000	$139,000	$208,000	$277,000	$347,000	$416,000	$485,000	$555,000
$1,000,000	$77,000	$155,000	$232,000	$309,000	$387,000	$464,000	$541,000	$619,000
$1,100,000	$85,000	$171,000	$256,000	$341,000	$427,000	$512,000	$597,000	$683,000
$1,200,000	$93,000	$187,000	$280,254	$373,000	$467,000	$560,000	$653,000	$747,000
     The credited years of service under the Pension Plan and the SERP as of December 31, 2005 for the officers named in the table are as follows: Frederick W. Rockwood – 28 years; Gregory N. Miller – 4 years; Scott K. Sorensen – 9 years; Patrick D. de Maynadier – 4 years; Kenneth A. Camp – 25 years; R. Ernest Waaser – 5 years; and Bruce J. Bonnevier – 2 years. The Company has agreed that Messrs. de Maynadier, Bonnevier and Waaser will be treated as vested participants for purposes of the Company’s qualified plans and the SERP prior to achieving five years of vested service should they leave the Company for any reason except a termination for cause. Accordingly, Mr. Waaser and Mr. Bonnevier, who resigned from the Company in 2005, are vested participants.
Savings Plan
     The Company maintains the Hillenbrand Industries, Inc. Savings Plan (the “Savings Plan”), which covers substantially all employees, including senior management. Under the Savings Plan, a tax-qualified retirement savings plan, participating employees may contribute up to 40 percent of compensation on a before-tax basis. The Company contributes a matching contribution to the Savings Plan for only those participants who are not active participants in the Pension Plan in an amount equal to fifty cents for each dollar contributed by participating employees on the first six percent of their compensation. Additionally, the Company annually contributes to the Savings Plan, (i) for employees who are active participants in the Pension Plan, an amount equal to three percent of such employees’ compensation and, (ii) for employees who are not active employees in the Pension Plan, an amount equal to four percent of such employees’ compensation.
     During 2005, the Savings Plan limited the “additions” that can be made to a participating employee’s account to $42,000 per year. “Additions” include all Company contributions and the before-tax contributions made by the Company at the request of the participating employee under Section 401(k) of the Internal Revenue Code. Of those additions, the current maximum before-tax contribution made by a participating employee is $14,000 per year (or $18,000 per year for certain participants age 50 and over). In addition, no more than $210,000 of annual compensation may be taken into account in computing benefits under the Savings Plan. A supplemental savings plan benefit that makes up for these limitations is provided under the SERP (see below).
Supplemental Executive Retirement Plan
     The Company maintains the Hillenbrand Industries, Inc. Supplemental Executive Retirement Plan (the “SERP”). The SERP provides additional retirement benefits to certain employees selected by the Compensation Committee or the Chief Executive Officer of the Company whose retirement benefits under the Pension Plan and/or Savings Plan are reduced, curtailed or otherwise limited as a result of certain limitations under the Internal Revenue Code. The additional retirement benefits provided by the SERP are (i) for certain Pension Plan participants chosen by the Committee, in an amount equal to the benefits under the Pension Plan which are so reduced, curtailed or limited by reason of the application of such limitation and/or (ii) for certain Savings Plan participants chosen by the Committee, in an amount equal to the benefits under the Savings Plan which are so reduced, curtailed or limited by reason of the application of such limitation. Additionally, certain participants in the SERP who are selected by the Compensation and Management Development Committee may annually accrue an additional benefit of a certain percentage of such participants’ Compensation (as defined below) for such year (the current percentage is three), and the amount of the retirement benefit shall equal the sum of such annual accruals plus additional earnings factor. “Compensation” under the SERP shall mean the corresponding definition of compensation under the Pension Plan and the Savings Plan plus a percentage of a participant’s eligible compensation as determined under the Company’s Short-Term Incentive Compensation Program.
     The retirement benefit to be paid under the SERP is from the general assets of the Company, and such benefits are generally payable at the time and in the manner benefits are payable under the Pension Plan and Savings Plan.
Stock Incentive Plan
     Under the Hillenbrand Industries, Inc. Stock Incentive Plan (the “Stock Incentive Plan”), employees and directors of the Company may be granted stock options, stock appreciation rights, stock awards (including restricted stock awards and bonus stock awards, which may or not be performance-based) and deferred stock awards (otherwise known as restricted stock units). The Compensation and Management Development Committee makes all determinations under the Stock Incentive Plan, including who is to receive an award, the number of shares of common stock to be covered by each award granted and the terms and conditions of any award granted (including vesting).
Short-Term Incentive Compensation Plan
     The Company maintains the Hillenbrand Industries, Inc. Short-Term Incentive Compensation Plan (the “STIC Plan”), which is a performance-based award plan whereby certain employees of the Company who are selected by the Compensation and Management Development Committee or Chief Executive Officer receive a payment in cash of up to a predetermined percentage of eligible compensation based upon the Company achieving certain business criteria and upon the individual employee attaining certain individual performance goals.
     Effective September 30, 2005, the Compensation and Management Development Committee decided on the general terms of the STIC Plan available for key employees, including executive officers other than the Company’s Interim President and Chief Executive Officer, for fiscal year 2006.
     For fiscal year 2006, the Compensation and Management Development Committee established specific short-term financial performance objectives which will be measured in terms of revenue and income before taxes for each of the Company, Hill-Rom Company and its Homecare/Surgical Division and Batesville Casket Company. The STIC Plan pool for each of those businesses will be funded between thirty and one hundred and fifty percent of the sum equal to the product of the incentive compensation opportunity (expressed as a percentage of their base salary) for each STIC Plan participant in each of those businesses times their base salary. Each such STIC Plan pool will be funded seventy five percent by income before taxes and twenty five percent by revenues generated within each applicable business.
     As in past years, certain nonrecurring special charges and amounts will be excluded from the calculation of applicable revenue and income before tax targets for purposes of funding STIC Plan pools.
     Each participant will be a member of only one pool; provided that participants who are employees of Hill-Rom’s Homecare/Surgical Division will be eligible for STIC Plan payouts of sixty percent based on the

STIC Plan pool funding of that division’s pool and forty percent based on Hill-Rom’s STIC Plan pool funding; and provided, further, that certain executives, including the Company’s permanent President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, Vice President and General Counsel and Vice President of Human Resources will be eligible for STIC Plan payouts based fifty percent on the STIC Plan pool funding of each of the Company, on a consolidated basis, and Hill-Rom.
     Under the terms of the STIC Plan, at applicable revenue and income before tax targets, the short term incentive compensation opportunity is equal to up to 90% of base salary for the permanent Chief Executive Officer and President of the Company; 75% of base salary in the case of the Chief Executive Officer of Batesville Casket Company; 50% of base salary in the case of the Chief Financial Officer of the Company; and 50% of base salary for other corporate and subsidiary senior executives. The STIC Plan provides for individual short term incentive compensation payouts ranging from 0% to 200% of the executive’s short term incentive compensation opportunity set forth above depending upon achievement of applicable pool funding and personal performance objectives determined, in the case of the permanent President and Chief Executive Officer of the Company, by the Compensation and Management Development Committee, and, in the case of the other executives, by the Chief Executive Officer of the Company and approved by the Compensation and Management Development Committee.
     Short-term incentive compensation is calculated for each senior executive participant at the end of each fiscal year. Short-term incentive compensation is payable in cash. All or a portion of short term incentive compensation may be deferred by the executive and invested either in cash or common stock to be paid at the end of the deferral period.
Executive Deferred Compensation Program
     Under the Hillenbrand Industries, Inc. Executive Deferred Compensation Program (the “Deferred Compensation Program”) certain executives of the Company who are chosen by the Compensation Committee may elect to defer all or a portion of their base compensation, payments under the Short-Term Incentive Compensation Program and certain other benefits to be paid in years later than when such amounts are due.
Anticipated Amendments
     The American Jobs Creation Act of 2004 significantly changed the tax rules for nonqualified deferred compensation plans including the Company plans and executive contracts as described above, which have deferral or other delayed payment features. The new rules were effective December 31, 2004. The Company has made changes to Board plans, executive plans and executive contracts where appropriate to comply with the new rules as adopted and will continue to evaluate its plans and contracts and make any additional required and appropriate amendments following the anticipated release of Treasury Regulations implementing the new rules.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information concerning the Company’s equity compensation plans as of September 30, 2005:

			Number of securities remaining
	Number of securities to be		available for issuance under
	issued upon exercise of	Weighted-average exercise price	equity compensation plans
	outstanding options,	of outstanding options, warrants	(excluding securities reflected in
	warrants and rights	and rights ($)	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,543,057	$45.457	3,617,281

Equity compensation plans not approved by security holders(1)(2)	18,054	$0.00	0

Total	2,561,111	$45.136	3,617,281

(1)	Under the Hillenbrand Industries Stock Award Program, which has not been approved by security holders, shares of common stock have been granted to certain key employees. All shares granted under this program are contingent upon continued employment over specified terms. During 1999, 45,000 shares were granted under this program, 20,000 of which were canceled for lack of continued employment. During 2001, an additional 56,500 shares were granted under this program, 10,500 of which have been canceled. Dividends, payable in stock accrue on the grants and are subject to the same specified terms as the original grants. Shares granted in 1999 had a fair value of $27.81 per share and those in 2001 had a range of fair values from $49.76 to $50.85. Of these grants, 5,000 shares became vested on January 1, 2002; 25,000 shares vested on October 5, 2002; 1,500 shares vested on December 6, 2002; 6,500 shares vested on January 1, 2003 and 33,000 shares vested on January 17, 2004. Accrued dividends related to the grants also vested accordingly. A total of 16,251 deferred shares were vested as of September 30, 2005 under this program and will be issuable at a future date.

(2)	Members of the Board of Directors may elect to defer fees earned and invest them in common stock of the Company under the Hillenbrand Industries Directors’ Deferred Compensation Plan, which has not been approved by security holders. A total of 1,803 deferred shares were vested as of September 30, 2005 under this program and will be issuable at a future date.

COMPENSATION AND MANAGEMENT
DEVELOPMENT COMMITTEE’S REPORT
     The information contained in this report shall not be deemed to be “soliciting material" or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
     The primary function of the Compensation and Management Development Committee (the “Committee”) is to assist the Board of Directors of Hillenbrand Industries, Inc. (the “Company”) in fulfilling its responsibility for assuring that the officers and key management personnel of the Company are effectively compensated in terms of salaries, supplemental compensation and other benefits which are internally equitable, externally competitive and advance the long term interests of the Company’s shareholders. The Committee is also responsible to review and assess the talent development and succession management actions concerning the officers and key employees of the Company.
Compensation Philosophy and Objectives
     During 2003, the Company engaged an internationally recognized compensation and benefits consulting firm to review the Company’s compensation and benefits philosophy, practices, and competitive position. The Company reaffirmed its long-standing philosophy of shareholder value creation and performance-orientation as the foundation of its compensation and benefit practices. During 2004 and 2005, the Committee, with advice from an independent internationally recognized compensation and benefits consulting firm, re-evaluated and made adjustments to various elements of the Company’s compensation and benefit practices. In April 2005, the Committee changed the Committee’s independent consulting firm in order to refresh the Committee’s perspective on compensation and benefit practices
     During 2005, the Company continued to follow the guiding principles, as outlined below, for the Company’s compensation and benefit programs, which support the policy of the Committee to maintain a compensation program that maximizes the creation of long-term shareholder value. These principles are:
•	Aligning management’s interests with those of shareholders

•	Aligning and motivating employees to achieve superior results

•	Assuring clear accountabilities and providing rewards for producing results

•	Ensuring competitive compensation in order to attract and retain superior talent

•	Simplicity and transparency in compensation structure
     The Company’s total compensation generally is targeted at the 50th percentile of the applicable market, with provision for paying above the 50th percentile when pre-established business criteria targets are exceeded. When those targets are not achieved, the Company’s total compensation is paid below the 50th percentile of the applicable market.
     The applicable marketplace comparators include medical and laboratory device and equipment manufacturers, as well as a broad sample of Fortune 1000 manufacturing companies. In combination, these comparators provide benchmarks reflective of the Company’s portfolio mix of healthcare and funeral services businesses. During 2005, the Committee evaluated the Company’s compensation and benefits practices, including compensation paid and benefits provided to the named executive officers, supported by a compensation study performed by the Committee’s independent compensation consulting firm. That study included a comparison of the Company’s compensation and benefits practices against the marketplace comparators described above.
Compensation Components and Process
     The three major components of the Company’s executive officer compensation are: (i) base salary, (ii) variable cash incentive awards and (iii) long-term, equity-based incentive awards.
     As described above, the Committee has regularly engaged nationally recognized independent compensation and benefits consulting firms to evaluate the effectiveness of the Company’s compensation and benefit programs and to provide the Committee with additional expertise in the evaluation of the Company’s compensation practices and recommendations developed by management and the firms engaged by the Company. The Committee’s compensation consultants evaluate proposals made by executive management of the Company to the Committee to assure independence in the review, approval or rejection of compensation changes recommended by executive management of the Company. These firms work directly for the Committee and, other than past assistance to the Nominating/Corporate Governance Committee in connection with the annual Board and director evaluation process by a former consulting firm, perform no services to the Company other than those directed by the Committee. The Committee also considers internal equity comparisons in making its decisions with regard to compensation and benefits provided to executives, including the named executive officers.
     The elements of compensation provided to the Company’s Chief Executive Officer and other executive officers were compared with those of their counterparts in the markets described above to determine appropriate levels of base salary, target incentives and total cash compensation. In addition, the compensation practices concerning stock-based awards were reviewed and compared.
1. Base Salary
     The Committee reviews the base salaries of the executive officers on an annual basis. Adjustments to base salaries result primarily from an assessment of the performance contributions of each executive in relationship to that executive’s scope of responsibility. Executive officers of the Company, including the President and Chief Executive Officer, were not awarded base salary merit increases in December 2004 for the 2005 fiscal year based upon results that failed to achieve the revenue and profit growth objectives established by the Committee at the beginning of 2004 for the fiscal year ended September 30, 2004. In connection with the Company’s August 2005 consolidation and restructuring of its Hill-Rom and corporate operations, the Committee reevaluated the base salaries of the named executive officers in light of a compensation study performed by the Committee’s independent compensation consulting firm and changes in the scope and nature of their responsibilities. With the exception of Gregory N. Miller, the Committee concluded that no changes in named executive officers’ base salaries were warranted. Executive officers may elect to defer all or a portion of their base salary to be paid at the end of the deferral period in cash with interest accrued at the prime rate.
     Prior to fiscal 2004, executive officers of the Company were eligible for perquisite compensation in an amount equal to 10% of the participant’s base salary (or such other limits as may be imposed by the Committee). During fiscal 2004, perquisite compensation was eliminated and replaced by restricted stock units or adjustments to base salary, annual physical examinations, financial planning reviews and limited income tax preparation assistance. Additionally, the Company has adopted a policy allowing the President and Chief Executive Officer, but not other executive officers, to use Company aircraft for personal purposes for up to fifty hours per year.

2. Variable Incentive Awards
     Under the terms of the Short-Term Incentive Compensation Program, the Committee establishes specific financial objectives, and may also establish non-financial objectives. Short-term financial performance objectives are established annually at levels that typically reflect strong financial performance under then existing conditions. Fiscal year 2005 financial performance objectives were measured primarily in terms of shareholder value creation based on revenue and profit growth. Effective for fiscal 2006, financial performance objectives will be measured in terms of revenue and income before taxes. The Committee established these objectives to maintain the appropriate balance between the short and long-term performance expectations of shareholders.
     The amount of short-term incentive compensation is determined by first establishing a performance base (“Performance Base”) and a target (“Target”) for the Company and each subsidiary. The Performance Base and Target for the Company’s Chief Executive Officer and Vice Presidents and chief executive officers of the subsidiaries are recommended by the Chief Executive Officer of the Company and approved by the Committee. The Performance Base and Target for the Chief Executive Officer of the Company are directly related to shareholder value creation. Shareholder value creation was based on revenues, profit growth and customer satisfaction objectives established by the Committee for fiscal 2005.
     Under the terms of the Program for fiscal 2005, short term incentive compensation opportunity was equal to 90% of base salary for the Chief Executive Officer and President of the Company; 75% of base salary in the case of the Chief Financial Officer of the Company and chief executive officers of the subsidiaries; and 50% of base salary for other corporate and subsidiary senior executives. For executive officers of the Company during the fiscal year ended September 30, 2005, the plan provided for short term incentive compensation ranging from 0% of the above scale upon achievement of the Performance Base up to 200% of the above scale upon achievement of the Target, according to a formula recommended by the Chief Executive Officer of the Company and approved by the Committee. The Committee’s determinations regarding short-term incentive compensation for 2006 are described in this proxy statement under the heading “—Short-Term Incentive Compensation Plan.”
     Short-term incentive compensation is calculated for each senior executive participant at the end of each fiscal year based on individual performance against specific areas of responsibility and achievement of the Performance Base. Short-term incentive compensation is payable in cash. All or a portion of short term incentive compensation may be deferred by the executive and invested either in cash or common stock to be paid at the end of the deferral period.
     Executive officers of the Company were not awarded variable incentive awards in December 2005 based upon results that failed to achieve the minimum revenue and profit growth objectives established by the Committee at the beginning of 2005 for the fiscal year ended September 30, 2005.
3. Long-Term, Equity-Based Incentive Awards
     The Company’s Stock Incentive Plan, which was approved by the Company’s shareholders in 2002, provides for the opportunity to grant stock options and other equity-based incentive awards to officers, other key employees and non-employee directors to help align those individuals’ interests with those of shareholders, to motivate executives to make strategic long-term decisions, and to better enable the Company to attract and retain capable directors and executive personnel.
     Officers and other key employees were granted stock options during the fiscal year ended September 30, 2005. As initially granted, these options vested over a three-year period. On September 7, 2005, the Board of Directors ratified the Committee’s decision to accelerate the vesting of these and certain other “underwater” stock options that had exercise prices of $50.48 or higher. In order to maintain the highest standards of integrity and governance, executive officers are restricted from performing exercise and sell transactions with such newly vested options until the prior vesting date of the affected options. The primary purpose of the accelerated vesting of these options was to reduce the Company’s future reported compensation expense upon the planned adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share Based Payment,” in the first quarter of 2006. In connection with its evaluation of the Stock Incentive Plan, the Committee utilized the services of an independent compensation consulting firm to provide marketplace competitive information.
     Based on the review of compensation performed during 2003, and to better align the interests of executive officers with those of the Company’s shareholders, the Committee began in 2004 to substitute restricted stock units (otherwise known as deferred stock awards under the Company’s Stock Incentive Plan) for a significant portion of the stock option grants that would have previously been granted to executives and has approved stock ownership guidelines for recipients of those deferred stock awards.
     All employees who are awarded restricted shares of the Company’s common stock or restricted stock units with respect to shares of the Company’s common stock from and after December 2003 are required to hold shares of the Company’s common stock or equivalents at a level equal to at least 400% of their initial annual restricted stock or restricted stock unit grant (“Required Ownership Level”). Until, but not after, the Required Ownership Level is achieved, if annual grants subsequent to the first annual grant are less than the initial annual grant, then the Required Ownership Level will be adjusted downward based on the annual average grant amount. Shares owned outright, restricted stock units (whether vested or unvested) and restricted shares (whether vested or unvested) will count as share equivalents towards the Required Ownership Level. The Required Ownership Level must be achieved within five years from the date of the first annual restricted stock grant. Failure to maintain the Required Ownership Level will result in suspension of future restricted stock or restricted stock unit grants until the Required Ownership Level is achieved.
     From time to time, the Company has made deferred stock awards to executives of the Company for various reasons, as presented in footnote 2 of the Summary Compensation Table.
     Section 162(m) of the Internal Revenue Code limits tax deductibility of certain executive compensation in excess of $1 million per year unless certain requirements are met. The Stock Incentive Plan is designed to meet these requirements and enables the Committee to grant awards that do not satisfy the performance based pay exemption under the Section 162(m) requirements.
Compensation of the Chief Executive Officer
     Frederick W. Rockwood retired as President and Chief Executive Officer of the Company on May 11, 2005. Since that date, Rolf A. Classon has served as Interim President and Chief Executive Officer. The Board of Directors is currently conducting a search for a new permanent President and Chief Executive Officer. This report discusses the 2005 compensation for each of Mr. Rockwood and Mr. Classon separately. The Committee expects that when a new permanent President and Chief Executive Officer is elected by the Board of Directors, the compensation package for this person will reflect the compensation philosophy of the Committee as set forth above.
     Mr. Rockwood’s annual base salary in 2005 was $1,051,935, which was the same base salary level earned by Mr. Rockwood since December 2003. Based on a review of the Company’s and Mr. Rockwood’s performance, the Committee determined in December 2004 not to offer Mr. Rockwood a merit-based increase to his fiscal year 2005 base salary. Mr. Rockwood was awarded stock options and restricted stock units in 2005 under the Company’s Stock Incentive Plan in line with previously established policies. All options and restricted stock units awarded to Mr. Rockwood in 2005 were forfeited in connection with his retirement from the Company. Mr. Rockwood did not earn any compensation for 2005 under the Company’s Short-Term Incentive Compensation Program. The Committee reviewed all elements of Mr. Rockwood’s compensation for

2005, including base salary, short-term incentive compensation opportunity, long-term, equity based compensation, compensation under other benefit plans, perquisites and other personal benefits, including use of Company aircraft for personal purposes, and potential payouts under severance and change-in-control scenarios. Based upon this review, the Committee believes that the total compensation for Mr. Rockwood for 2005 was reasonable and not excessive.
     Mr. Classon was hired as President and Chief Executive Officer of the Company on an Interim basis. In arriving at the compensation package reflected in Mr. Classon’s employment agreement, the Committee relied in part on the services of its independent compensation consulting firm to determine the appropriate level of compensation for an Interim chief executive officer. The Committee also considered competitive proxy and survey data, anticipated tenure, expected role as Interim Chief Executive Officer, lost or forfeited compensation from other opportunities, and internal pay equity to other executives and the permanent Chief Executive Officer to be hired, together with Mr. Classon’s unique qualifications to serve as Interim President and Chief Executive Officer, including his healthcare industry experience, tenure on the Board and service as Vice Chairman of the Board of the Company. Based on the Committee’s review of all elements of Mr. Classon’s compensation as Interim President and Chief Executive Officer, the Committee believes that his compensation is reasonable and not excessive.
     Submitted by the Compensation and Management Development Committee (as constituted on November 29, 2005)
Mark D. Ketchum (Chairman)
Peter H. Soderberg (Vice Chairman)
Anne Griswold Peirce
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During the fiscal year ended September 30, 2005, the Compensation and Management Development Committee consisted of Mark D. Ketchum, Anne Griswold Peirce, and Peter H. Soderberg. Rolf A. Classon also was a member of the Committee until May 11, 2005.

COMPANY STOCK PERFORMANCE
     The following graph for the fiscal years ended on the Saturday closest to November 30, 2000 and 2001, the ten-month period ended September 30, 2002 and the fiscal years ended September 30, 2003, 2004 and 2005 compares the cumulative total return for common stock of the Company with the S&P 500 and S&P 500 Health Care Equipment Index.
The graph assumes $100 invested in November 2000. Total return assumes that all dividends are reinvested when received.

AUDIT COMMITTEE’S REPORT
     The Audit Committee of the Board of Directors (the “Committee”) is composed of three directors, each of whom is independent under Securities and Exchange Commission Rule 10A-3 and the NYSE’s Listing Standards. The Committee operates under a written charter adopted by the Board of Directors.
     Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (PCAOB) and the issuance of a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
     In this regard, the Committee meets separately at most regular committee meetings with management, the Director of Internal Audit and the Company’s outside independent auditors. The Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the conduct of any such investigation. In addition, the Committee approves, subject to shareholder ratification, the appointment of the Company’s outside independent auditors, PricewaterhouseCoopers LLP (“PwC”), and pre-approves all audit and non-audit services to be performed by the auditor.
     In this context, the Committee has reviewed and discussed the consolidated financial statements with management and PwC. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. PwC discussed with the Committee matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by SAS No. 90 Audit Committee Communications. Management and the auditors also made presentations to the committee throughout the year on specific topics of interest, including: (i) current developments and best practices for audit committees; (ii) updates on the substantive requirements of the Sarbanes-Oxley Act of 2002, including management’s responsibility for assessing the effectiveness of internal control over financial reporting; (iii) key elements of anti-fraud programs and controls; (iv) transparency of corporate financial reporting; (v) the Company’s critical accounting policies; (vi) the applicability of several new and proposed accounting releases; and (vii) numerous SEC accounting developments.
     PwC also provided to the Committee the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). PwC informed the Audit Committee that it was independent with respect to the Company within the meaning of the securities acts administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board, and PwC discussed with the Committee that firm’s independence with respect to the Company. In addition, the Committee considered whether non-audit consulting services provided by the auditors’ firm could impair the auditors’ independence and concluded that such services have not impaired the auditors’ independence.
     Based upon the Committee’s discussions with management and PwC and the Committee’s review of the representations of management and the report of PwC to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005.
     In addition, the Committee has discussed with the Chief Executive Officer and the Chief Financial Officer of the Company the certifications required to be given by such officers in connection with the Company’s Annual Report on Form 10-K pursuant to the Sarbanes-Oxley Act of 2002 and Securities and

Exchange Commission rules adopted thereunder, including the subject matter of such certifications and the procedures followed by such officers and other management in connection with the giving of such certifications.
     Submitted by the Audit Committee (as constituted on November 29, 2005)
Charles E. Golden (Chairman)
Eduardo R. Menascé (Vice Chairman)
Joanne C. Smith
(Each of whom the Board of Directors has determined is an independent director under applicable standards)
RATIFICATION OF APPOINTMENT OF AUDITORS
     Subject to shareholder ratification, the Audit Committee of the Board of Directors of the Company has appointed the firm of PricewaterhouseCoopers LLP (“PwC”), certified public accountants, as independent auditors to make an examination of the consolidated financial statements of the Company for its fiscal year ending September 30, 2006. PwC served as the independent auditors of the Company for year ended September 30, 2005. A representative of PwC will be present at the annual meeting with an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.
     The Audit Committee has adopted a policy requiring that all services from the outside independent auditors must be pre-approved by the Audit Committee or its delegate (Chairperson) and has adopted guidelines that non-audit related services, including tax consulting, tax compliance and tax preparation fees, should not exceed the total of audit and audit related fees. During fiscal 2005, PwC’s fees for non-audit related services fell within these guidelines.
Audit Fees
     Aggregate fees billed by PwC for professional services rendered for the integrated audit of the Company’s annual consolidated financial statements included in the annual report on Form 10-K and the review of interim consolidated financial statements included in quarterly reports on Form 10-Q and the review and audit of the application of new accounting pronouncements, SEC releases and accounting for unusual transactions were $1,942,550 and $3,737,387 for the years ended September 30, 2004 and September 30, 2005, respectively.
Audit-Related Fees
     Aggregate fees billed by PwC for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are not disclosed under “—Audit Fees” above were $1,974,254 and $445,224 for the years ended September 30, 2004 and September 30, 2005, respectively. These audit related services include primarily the statutory audits of European and financial services entities in both years, and review and assistance with the implementation of a Sarbanes-Oxley compliance project in 2004.
Tax Fees
     Aggregate fees billed by PwC for professional services rendered to the Company for tax compliance, tax advice and tax planning were $1,160,319 and $15,551 for the years ended September 30, 2004 and September 30, 2005, respectively.

All Other Fees
     Aggregate fees billed by PwC for all other products and services provided to the Company were $1,500 and $1,500 for the years ended September 30, 2004 and September 30, 2005, respectively. These fees were for a subscription to PwC’s online accounting research tool.
     The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company.
COST OF SOLICITATION
     The entire cost of solicitation of proxies by the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, facsimile, telephone, electronic communication and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.
SHAREHOLDER PROPOSALS
     In order for shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be presented at the Company’s 2007 annual meeting of shareholders and included in the Company’s proxy statement and form of proxy relating to that meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal offices in Batesville, Indiana not later than September 14, 2006.
     In addition, the Company’s Amended and Restated Code of By-laws provides that for business to be brought before a shareholders’ meeting by a shareholder or for nominations to the Board of Directors to be made by a shareholder for consideration at a shareholders’ meeting, notice thereof must be received by the Secretary of the Company at the Company’s principal offices not later than 100 days prior to the anniversary of the immediately preceding annual meeting, or not later than November 2, 2006 for the 2007 annual meeting of shareholders. The notice must also provide certain information set forth in the Amended and Restated Code of By-laws.
INCORPORATION BY REFERENCE
     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporates this proxy statement by reference, the Audit Committee’s Report, the Compensation and Management Development Committee’s Report and the graph Comparison of Five Year Cumulative Total Return shall not be incorporated by reference into any such filings.
Patrick D. de Maynadier
Secretary
January 12, 2006

Appendix A
HILLENBRAND INDUSTRIES, INC.
(the “Company”)
CORPORATE GOVERNANCE STANDARDS
FOR
BOARD OF DIRECTORS
(As approved by Board of Directors on September 1, 2005)
The following corporate governance standards established by the Board of Directors provide a structure within which directors and management can effectively pursue the Company’s objectives for the benefit of its shareholders and other constituencies. The Company’s business is managed under the direction of the Board, but the conduct of the Company’s business has been delegated by the Board to the Company’s senior management team.
     1. The Board will consider all major decisions of the Company. However, the Board has established the following standing Committees so that certain important areas can be addressed in more depth than may be possible in a full Board meeting: Audit Committee, Nominating/Corporate Governance Committee, Compensation and Management Development Committee and Finance Committee. Each standing Committee has a specific written charter that has been approved by the Board.
     2. At all times, at least a majority of the directors of the Company shall be independent, as determined pursuant to numbered paragraph 3 below.
     3. The Board, after receiving a recommendation from the Nominating/Corporate Governance Committee, must determine annually, based on a consideration of all relevant facts and circumstances, whether each director is independent. A director does not qualify as independent unless the Board has affirmatively determined that the director has no material relationship with the Company1 (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In assessing the materiality of a director’s relationship with the Company and each director’s independence, the Board shall consider the issue of materiality not only from the standpoint of the director but also from that of the persons or organizations with which the director has an affiliation and shall consider whether

[1]	For purposes of this numbered paragraph 3, all references to the Company include the Company’s subsidiaries.

the relationship represents a potential conflict of interest or otherwise interferes with the director’s exercise of his or her independent judgment from management and the Company. Material relationships can include, among others, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. In assessing a director’s independence, the Board shall also consider the director’s ownership, or affiliation with the owner, of less than a controlling amount of voting securities of the Company. The basis for the Board’s determination that a relationship is not material shall be disclosed in the Company’s annual proxy statement.
     Further, the Board cannot conclude that a director is independent if:
•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member[2] of the director is, or has been within the last three years, an executive officer of the Company. Employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test.

•	The director or an immediate family member of the director is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•	The director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where

[2]	As used in these Corporate Governance Standards, “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. When applying the three-year lookback provisions described in this numbered paragraph 3, the Board need not consider individuals who are no longer immediate family members of the director as a result of legal separation or divorce, or those who have died or become incapacitated.

any of the Company’s present executives at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Board need not consider former employment of the director or immediate family member. Contributions to tax exempt organizations shall not be considered “payments” for purposes of this provision, but the Company shall disclose in its annual proxy statement any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues. In addition, the Board must consider the materiality of any such relationship in making its determination of independence.

•	A director who owns, or is affiliated with the owner, of a controlling amount of voting stock of the Company may not be considered independent.
The disqualification of one director from being independent pursuant to these provisions shall not automatically disqualify any other director on the Board who is an immediate family member of such disqualified director but the disqualification of an immediate family member shall be one of the facts and circumstances considered by the Board in assessing such other director’s independence.
Moreover, the Board discourages the following types of transactions with or on behalf of non-officer directors:
•	the making of substantial charitable contributions to any organization in which a director is affiliated;

•	the entering into of consulting contracts with (or providing other indirect forms of compensation to) directors; or

•	the entering into of other compensatory arrangements with directors that may raise questions about their independence.
     4. The Audit Committee, the Nominating/Corporate Governance Committee and the Compensation and Management Development Committee of the Board will consist entirely of independent directors.

     5. Each member of the Board will act in accordance with the criteria for selection and discharge the responsibilities set forth in the Position Specifications3 for a director of the Company.
     6. In addition to evaluations to be performed by the Compensation and Management Development Committee, the Board will evaluate the performance of the Company’s Chief Executive Officer and certain other senior management positions at least annually in meetings of independent directors that are not attended by the Chief Executive Officer. As a general rule, the Chief Executive Officer should not also hold the position of Chairman of the Board. However, if, with the Board’s approval, the Chief Executive Officer also holds the position of Chairman of the Board, the Board will elect a non-executive Vice Chairman (or a non-executive director who is the Lead Director). The Vice Chairman or Lead Director will preside at meetings to evaluate the performance of the Chief Executive Officer.
     7. Every year the Board will engage management in a discussion of the Company’s strategic direction and, based on that discussion, set the Company’s strategic direction and review and approve a three-year strategic framework and a one-year business plan.
     8. On an ongoing basis during each year, the Board will monitor the Company’s performance against its annual business plan and against the performance of its peers. In this connection, the Board will assess the impact of emerging political, regulatory and economic trends and developments on the Company. The Board will hold periodic meetings devoted primarily to the review of the Company’s strategic plan and business plan and its performance against them.
     9. The Nominating/Corporate Governance Committee will annually assess the Board’s effectiveness as a whole as well as the effectiveness of the individual directors and the Board’s various Committees, including a review of the mix of skills, core competencies and qualifications (including independence under applicable standards) of members of the Board and its various committees, which should reflect expertise in one or more of the following areas: accounting and finance, healthcare, international business, mergers and acquisitions, leadership, business and management, strategic planning, government relations, investor relations, executive leadership development, and executive compensation. In order to make these assessments, the Nominating/Corporate Governance Committee shall solicit annually the opinions of each director regarding the foregoing matters. The Nominating/Corporate Governance Committee shall present its findings and recommendations to the Board of Directors for appropriate corrective action by the Board. Ineffective directors shall be replaced as promptly as practicable and inefficient Committees of the Board shall be restructured or eliminated promptly.
     10. Directors are expected to own shares of common stock of the Company. The Board of Directors may from time to time adopt, revise or terminate director stock ownership guidelines. Specifically, any non-employee director who from and after October 1, 2003 is awarded restricted shares of the Company’s common stock or restricted stock units (otherwise known as deferred stock awards) with respect to shares of the Company’s common stock shall be required to hold any vested shares of the Company’s common stock under such awards until at

[3]	See Position Specification for Member of Board of Directors of Hillenbrand Industries, Inc.

least the six month anniversary from the date such director ceases to be a director of the Company.
Directors are encouraged to limit the number of directorships that they hold in public companies so that they can devote sufficient time to the discharge of their responsibilities to each public company for which they serve as a director, including the Company. The Nominating/Corporate Governance Committee shall make recommendations to the Board regarding the membership of the several Board committees and the chairs of such committees. The members of the several Board committees shall be elected by the Board, after consideration of the recommendation of the Nominating/Corporate Governance Committee, at the annual meeting of the Board to serve until the next annual meeting of the Board or until their successors shall be duly elected and qualified. Unless the Chair of any Committee is elected by the Board, after consideration of the recommendation of the Nominating/Corporate Governance Committee, the members of the Committee may designate a Chair by majority vote of the Committee membership. The several Committee Chairs will periodically report the Committee’s findings and conclusions to the Board. When any director intends to become a director of another board of directors, that director shall provide advance notice to the Chairman of the Board and the Secretary. Upon termination of or significant change in a member of the Board’s principal employment or acceptance of a position as a director on a public company board that results in a director serving on more than four more public company boards he or she shall notify the Chairman of the Board and tender his or her resignation from the Board, which may be rejected by the Board if the change in status is satisfactory and the Board believes that the director will continue to be a valuable contributor to the Board. No more than half the members of the Board may be over seventy years of age.
     11. Succession planning and management development will be reviewed annually by the Chief Executive Officer with the Board. The Board will review at least annually the succession plan for the Company’s Chief Executive Officer.
     12. All executive officers are expected to own shares of the Company’s common stock, in addition to options to purchase common stock. Specifically, all executives who are awarded restricted shares of the Company’s common stock or restricted stock units (otherwise known as deferred stock awards under the Company’s Stock Incentive Plan) with respect to shares of the Company’s common stock from and after December 2003 shall be required to hold shares of the Company’s common stock or equivalents described below at a level equal to at least 400% of their initial annual restricted stock or restricted stock unit grant (“Required Ownership Level”). Until, but not after, the Required Ownership Level is achieved, if annual grants subsequent to the first annual grant are less than the initial annual grant, then the Required Ownership Level will be adjusted downward based on the annual average grant amount. Shares owned outright, restricted stock units (whether vested or unvested) and restricted shares (whether vested or unvested) will count as share equivalents towards the Required Ownership Level. The Required Ownership Level must be achieved within five years from the date of the first annual restricted stock grant. Failure to maintain the Required Ownership Level will result in suspension of future restricted stock or restricted stock unit grants until the Required Ownership Level is achieved.

     13. Incentive compensation plans will link executive compensation directly and objectively to measured financial and non-financial goals set in advance by the Compensation and Management Development Committee.
     14. Shareholders of the Company will be given an opportunity to vote on the adoption of all equity-compensation plans and any material revisions to such plans. Brokers may not vote a customer’s shares on any equity compensation plan unless the broker has received that customer’s instructions to do so.
     15. Subject to limited exceptions permitted by law, the Company will not directly or indirectly grant loans to executive officers or directors of the Company that are not available to outsiders.
     16. Stock options will not be repriced, that is, the exercise price for options will not be lowered even if the current fair market value of the underlying shares is below their exercise price.
     17. Analyses and empirical data that are important to the directors’ understanding of the business to be conducted at a meeting of the Board or any Committee will be distributed, to the extent practicable, in writing to all members in advance of the meeting. Management will make every reasonable effort to assure that this material is both concise and in sufficient detail to provide a reasonable basis upon which directors may make an informed business decision. In many cases, significant items requiring Board or Committee approval may be reviewed in one or more meetings, with the intervening time being used for clarification and discussion of relevant issues. Outside directors shall be encouraged to provide input into the development of Board and Committee meeting agenda.
     18. Directors shall have complete access to the Company’s management. It is assumed that directors will exercise reasonable judgment to assure that contact of this sort is not distracting to the business operations of the Company and that any such contact, if in writing, will be copied to the Chief Executive Officer and the Chairman of the Board. Furthermore, the Board encourages the Chief Executive Officer to bring managers into Board meetings from time to time who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, and/or (b) represent potential members of future senior management that the Chief Executive Officer believes should be given exposure to the Board.
     19. The Nominating/Corporate Governance Committee shall assess, at least annually, the adequacy and suitability of the compensation package for members of the Company’s Board of Directors in relation to competitive market and sound corporate governance practices. The Chief Executive Officer or other members of the senior management team or other persons appointed by the Nominating/Corporate Governance Committee shall report to the Nominating/Corporate Governance Committee once a year regarding the adequacy and suitability of the Company’s Board compensation package in relation to other comparable U.S. companies. Changes in Board compensation, if any, should be suggested by the Nominating/Corporate Governance Committee and approved only after a full discussion among the members of the Board.

     20. While the Board, with the recommendation of the Nominating/Corporate Governance Committee, will review from time to time the compensatory arrangements with the Company’s non-officer, non-employee directors, the Board believes that the form and amount of the Company’s current compensatory arrangements with its non-officer, non-employee directors summarized below are both customary and appropriate:
•	Directors shall receive an annual retainer of $25,000 for their service as directors, together with a $3,500 fee for each Board meeting attended. The Chairman of the Board of Director’s annual retainer shall, however, be $150,000.

•	For any Board meeting lasting longer than one day, each Director who attends will receive $1,000 for each additional day.

•	Directors who attend a Board meeting or standing committee meeting by telephone will receive fifty percent (50%) of the usual meeting fee.

•	Each Director who is a member of the Nominating/Corporate Governance, Finance, Audit or Compensation and Management Development Committee receives a fee of $1,500 for each committee meeting attended.

•	The Chairmen of the Audit, Compensation and Management Development, Nominating/Corporate Governance and Finance Committees shall receive an additional $10,000, $8,000, $7,000 and $5,000 annual retainer, respectively.

•	Directors who attend meetings of committees of which they are not members shall receive no fees for their attendance.

•	Notwithstanding the foregoing, for any meeting of an ad hoc committee or team of the Board that requires attendance in person or by telephone, the Directors who attend shall each receive a meeting fee of $1,500, except when such meetings occur before, during or after a meeting of the Board or a standing committee of the Board that also is attended by such Directors.

•	Board and committee retainers shall be paid in quarterly installments and the meeting fees shall be paid following the meeting.

•	Each Director shall be reimbursed for expenses incurred as a result of attendance at Board or committee meetings.

•	Each Director shall be awarded on the first trading day following the close of each annual meeting of the Company’s shareholders 1,800 restricted stock units (otherwise known as deferred stock awards) under the Corporation’s Stock Incentive Plan in lieu of the stock option grant contemplated by Section 12 of the Corporation’s Stock Incentive Plan. Vesting for such restricted stock units will occur on the later to occur of one year and one day from the date of the grant or the six month anniversary of the date that a the applicable Director ceases to be a member of the Board of Directors of the Corporation.

In the case of the Chairman of the Board of Directors, his or her annual grant of restricted stock units shall be 3,500.
     21. The Board is responsible for the enactment and approval of changes in the Company’s Code of Business Conduct and Ethics (“Policy Statement”). The Board’s Audit Committee has responsibility for the oversight of the implementation and administration of the Policy Statement, the review and assessment at least annually of the effectiveness of the Policy Statement and the recommendation to the Board of suggested changes in the Policy Statement.
     22. The Board will consider from time to time its optimum size and will increase or decrease from time to time, as appropriate, the number of its members.
     23. Proposed agendas for each regularly scheduled Board meeting shall be developed by the Chairman of the Board, Chief Executive Officer and Secretary, revised, as appropriate after joint review by those individuals together with the Chairs of each Board committee, and revised again, as appropriate after review by each member of the Board. Likewise, proposed agendas for each regularly scheduled Board committee meeting shall be developed by the Chair of the applicable Board committee, management liaison and Secretary, revised, as appropriate after joint review by those individuals together with the Chairman of the Board and Chairs of each other Board committee, and revised again, as appropriate after review by each member of the Board.
     24. The Board is committed to the continuing orientation and training of new and incumbent directors at the Board and Committee levels.
     25. Any related party transactions between the Company or any of its subsidiaries and any director or executive officer of the Company shall be reviewed and preapproved by the Nominating/Corporate Governance Committee.
     26. The non-management directors regularly shall conduct executive sessions without participation by any employees of the Company. The Chairman of the Board, or, in his or her absence, the Vice Chairman of the Board, shall preside over such executive sessions at each regularly scheduled meeting of the Board of Directors. The Chairman of each of the Nominating/Corporate Governance, Compensation and Management Development and Audit Committees of the Board, or, in his or her absence, the Vice Chairman of each of those committees, shall preside over executive sessions of those committees without participation by any employees of the Company at each regularly scheduled meeting of those committees. The names of the directors who will preside at those regularly scheduled executive sessions shall be publicly disclosed.
     27. While the information needed for the Board’s decision making generally will be found within the Company, from time to time the Board may seek legal or other expert advise from sources independent of management. Generally such advice will be sought with the knowledge and concurrence of the Chief Executive Officer. Accordingly, the Board shall have the sole authority to engage, compensate, oversee and terminate external independent consultants, counsel and other advisors as it determines necessary to carry out its responsibilities.

The Company shall provide appropriate funding (as determined by each committee) for payment of compensation to advisors engaged by the Board.
     28. Likewise, each committee of the Board shall have the sole authority to engage, compensate, oversee and terminate external independent consultants, counsel and other advisors as it determines necessary to carry out its duties, including the resolution of any disagreements between management and the auditor regarding financial reporting. The Company shall provide appropriate funding (as determined by each committee) for payment of compensation to advisors engaged by the committees.
     29. These Corporate Governance Standards have been developed and approved by the Board. The Board will review at least annually the practices incorporated into these Corporate Governance Standards by comparing them to the standards identified by leading governance authorities and the evolving needs of the Company and determine whether these Corporate Governance Standards should be updated. These Corporate Governance Standards shall be published on the Company’s website.

Appendix B
HILLENBRAND INDUSTRIES, INC. (THE “COMPANY”)
AUDIT COMMITTEE CHARTER
(As approved by Board of Directors on September 1, 2005)
I. Mission Statement
The Audit Committee (“Committee”) shall assist the Board of Directors of the Company (“Board”) in fulfilling its oversight responsibilities regarding financial reports and financial controls of the Company. In discharging that role, the Committee shall review the Company’s financial reporting process, its system of internal controls regarding accounting, legal and regulatory compliance and ethics that management or the Board, as the case may be, have established and the internal and external audit processes of the Company. The Committee will endeavor to maintain effective working relationships with the Board, management, and the internal and external auditors. Each Committee member will maintain an understanding of the requirements of membership which are necessary to meet and fulfill Committee responsibilities.
II. Organization
The Board shall arrange that:
1.	The Committee shall be comprised of at least three members of the Board, each of whom must meet the independence criteria set forth in the Company’s Corporate Governance Standards for the Board of Directors and as required by the New York Stock Exchange, the Securities Exchange Act of 1934 and the rules and regulations of the Securities Exchange Commission at all times during his or her tenure on the Committee. No member of the Committee may, other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board,
     (a) accept, directly or indirectly4, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred

[4]	Payments by the Company of the following sort will be deemed to constitute indirect acceptance of compensatory payments and accordingly will render a member of the Board ineligible for service on the Committee: (a) payments to an entity in which the member is a partner, member, officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the Company) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any of its subsidiaries; and (b) payments to the member’s spouse, minor child or stepchild or adult child or stepchild sharing the member’s home.

compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or
     (b) be an affiliated person5 of the Company or any of its subsidiaries.
2.	All members of the Committee should possess, at a minimum, basic financial literacy, as such qualification is interpreted by the Board, or acquire such literacy within a reasonable period of time from joining the Committee. At the present time, the Board interprets “financial literacy” to mean the ability to read and understand audited and unaudited consolidated financial statements (including the related notes) and monthly operating statements of the sort released or prepared by the Company, as the case may be, in the normal course of its business. The Chair of the Committee shall be available, capable, qualified and competent in dealing with financial and related issues.
3. At least one member of the Committee shall be an “audit committee financial expert” (as defined by the Securities and Exchange Commission) who shall have all of the following attributes:
•	an understanding of generally accepted accounting principles and financial statements;

•	the ability to assess the general application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves;

•	experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience in actively supervising one or more persons engaged in such activities;

•	an understanding of internal controls and procedures for financial reporting; and

•	an understanding of the audit committee function.

[5]	An “affiliated person” or “affiliate” of a specified person, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person who is not an executive officer of the specified person and is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of a specified person will be deemed not to be in control of the specified person, and an executive officer, general partner or managing member of an affiliate, or a director who is also is an employee of an affiliate, shall be deemed also to be an affiliate.
     A Committee member who sits on the board of directors of both the Company and an affiliate of the Company is exempt from the “affiliated person” requirement if the Committee member, except for being a director on each such board of directors, otherwise meets the independence requirements described in clauses (a) and (b) for both the Company and the affiliate, including the receipt of only ordinary-course compensation for serving as a member of the board of directors, audit committee or any other board committee of the Company or the affiliate.

An audit committee financial expert must have acquired these attributes through any one or more of the following:
•	education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

•	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

•	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

•	other relevant experience.
4. No director shall be appointed to or remain on the Committee who is simultaneously serving on the audit committees of two or more other public companies unless the Board determines that such simultaneous service would not impair the ability of such member to serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.
5. The members of the Committee shall be elected by the Board, based on a recommendation by the Nominating/Corporate Governance Committee, at the annual meeting of the Board to serve until the next annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is designated by the Board, the members of the Committee may designate a Chairman by majority vote of the Committee membership. The Board may remove a member from the Committee with or without cause. The Committee’s Chair will periodically report the Committee’s findings and conclusions to the Board
6. Committee meetings shall be held not less frequently than quarterly, usually in conjunction with the Company’s regular quarterly Board meetings. The Committee may choose to meet more frequently, if needed. A majority of the Committee members will constitute a quorum for the transaction of business at any meeting of the Committee. Action of the majority at any such meeting will be the action of the Committee.
III. Roles and Responsibilities
The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under any particular set of circumstances.
IV. Financial Reporting
The Committee shall:
1.	Review with management and the external auditors any financial statement issues and the results of the audit including (a) the initial selection of or changes in significant accounting policies used in developing the financial statements, the reasons for and impact of any changes in policy and reasons alternative treatments were not adopted and (b) any off-balance sheet transactions, special purpose entities, transactions with affiliated companies and related parties and the effect of regulatory and accounting initiatives.

2.	Review management’s disposition of proposed significant audit adjustments as identified by the external auditors.

3.	Inquire into the fairness of the statements and disclosures by requesting explanations from management and from the internal and external auditors on whether:
•	Generally accepted accounting principles have been consistently applied.

•	There are any significant or unusual events or transactions.

•	The Company’s financial and operating controls are functioning effectively.

•	The Company’s financial statements contain adequate and appropriate disclosures.
4.	Review with the external auditors their views as to the quality of the Company’s accounting principles and financial reporting practices.

5.	Meet to review and discuss with management and the external auditors the Company’s annual audited financial statements and quarterly financial statements and recommend to the Board the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

6.	Prior to the Company’s filing of each Annual Report on Form 10-K and Quarterly Report on Form 10-Q, meet to review and discuss with management and the external auditors the content of such filing, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and review any exceptions to the certifications required of the Chief Executive Officer and Chief Financial Officer in connection with such filings. The Committee shall also discuss with the external auditors the matters required to be brought to the Committee’s attention by Statement on Auditing Standards No. 61, as well as other matters that should be communicated to the Committee by the external auditors. The Committee shall receive annually the Independence Standards Board Standard No. 1 letter disclosing all relationships between the external auditor and the Company, discuss it with the external auditor, assess impacts on the auditor’s independence, and make recommendations needed to the Board for actions to ensure the auditor’s independence.

7.	Discuss with management, prior to their dissemination, earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, provided that, if it is not otherwise practicable for the entire Committee to review revisions to earnings guidance, such review may be performed by the Chairman of the Committee.
V. Internal Control
The Committee shall:

1.	Review with management, as well as internal and external auditors, the Company’s business risk management process, including the adequacy of the Company’s overall control environment and controls in selected areas representing significant financial and business risk.

2.	Require that the internal and external auditors and management keep the Committee informed about any significant fraud, illegal acts, or deficiencies in internal control, and similar significant matters.

3.	Create an opportunity that significant findings and recommendations made by the internal and external auditors can be received and discussed on a timely basis.

4.	Review and discuss with management, as well as the internal and external auditors, management’s report on internal control over financial reporting and the report of the external auditors on management’s assessment of internal control over financial reporting prior to the filing of the Company’s Annual Report on Form 10-K. Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management.

5.	Inquire as to the extent to which internal and external auditors review computer systems and applications and the security of such systems and applications.
VI. Internal Audit
1.	The Committee shall review as often as it deems necessary but at least annually:
•	The annual audit plan, activities and organizational structure of the internal audit function.

•	The qualifications of the internal audit function and, when necessary, participate in the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.

•	The effectiveness of the internal audit function.
2.	The Committee shall also review periodically as it deems appropriate the reports prepared by the internal audit staff and management’s responses to such reports.
VII. External Audit
1.	The Committee shall review:
•	The external auditors’ proposed audit scope and approach.

•	The performance of the external auditors.
2.	The Committee shall have the direct responsibility for and the sole authority to engage, compensate, oversee, retain and terminate (subject, where applicable, to shareholder ratification) any accounting firm engaged (including the resolution of any disagreements between management and the Company’s external auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and such firm shall report directly to the Committee. The Company shall provide appropriate funding (as determined by the Committee) for payment of compensation to the Company’s external auditors. The Committee shall have ultimate authority to approve all audit engagement fees and terms.

3.	The Committee must approve in advance all auditing services, internal control-related services and permitted non-audit services performed by the Company’s external auditors, including tax services, subject to the de minimus exception for non-audit services described in Section 10A(i)1(B) of the Securities Exchange Act of 1934. The Committee may delegate to its Chairman the authority to pre-approve such non-audit services between regularly scheduled meetings provided that such approvals are reported to the Committee at the next committee meeting. Notwithstanding the foregoing, the Company’s external auditors may not provide the following services to the Company: bookkeeping or other services related to the accounting records or financial statements of the Company; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, or investment adviser or investment banking services; legal services and expert services unrelated to the audit; and any other service that the applicable federal oversight regulatory authority determines, by regulation, is impermissible. Non-audit services approved by the Committee and performed by the Company’s external auditors must be disclosed to investors in the Company’s reports on Form 10-K and/or proxy statements for its annual meetings of shareholders.

4.	The lead (or coordinating) audit partner and the concurring or reviewing partner associated with the Company’s external auditors must be changed at least every five years.

5.	The Committee cannot engage external auditors to perform audit services for the Company if the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or any person in an equivalent position was employed by such external auditors within one year preceding the initiation of the audit.

6.	The Committee may not engage external auditors to perform audit services for the Company if the external auditors are otherwise not independent with respect to the Company in accordance with Rule 2-01 of Securities and Exchange Commission Regulation S-X (or any successor rule), any independence standards adopted by the Public Company Accounting Oversight Board and any other applicable standards.
7.	The Committee shall, at least annually, use its best efforts to obtain and review a report from the external auditors addressing: (a) the auditors internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board review of the external auditors or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors and any steps taken to deal with any such issues; and (c) the independence of the external auditors, including a discussion of any relationships or services that may impact their objectivity and independence.

8.	The Committee shall obtain from the external auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the external auditors; and any material written communications between the external auditors and management, such as any management letter or schedule of unadjusted differences.
VIII. Other Responsibilities
The Committee shall:
1.	Meet at least quarterly, with the external auditors, Director of Internal Audit, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

2.	Update the Board about Committee activities and make appropriate recommendations, as often as the Board deems appropriate.

3.	Annually review and assess the continuing adequacy of this Charter and the performance of this Committee and its members and, if appropriate, recommend changes for the approval of the Board.

4.	Prepare a report to shareholders to be included in the Company’s proxy statements as required by the Securities and Exchange Commission.

5.	Perform any other activities consistent with this Charter, the Company’s Code of By-laws and governing law, as the Committee or the Board deems necessary, appropriate or desirable.

6.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors without the necessity for prior authorization by the Board.

7.	Establish policies for the hiring by the Company of present or former employees of the Company’s external auditors.
IX. Ethical, Legal and Regulatory Compliance
The Committee shall:
1.	Review and assess at least annually the Company’s Code of Ethical Business Conduct (the “Policy Statement”), recommend to the Board of Directors changes in the Policy Statement as conditions warrant and confirm that management has established a system to monitor compliance with the Policy Statement by officers and relevant employees of the Company.

2.	Review management’s monitoring of the Company’s compliance with the Policy Statement, and confirm that management has a review system in place to maximize the likelihood that the

Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy applicable legal requirements.

3.	Review, with the Company’s counsel, legal and regulatory compliance matters including corporate securities trading policies.

4.	Review, with the Company’s counsel, any legal or regulatory matter that could have a significant impact on the Company’s financial statements.

5.	The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.	The Committee shall promote an organizational culture that encourages commitment to compliance with the law and use good faith efforts to assure that corporate information and reporting systems exists that are adequate to assure that appropriate information as to compliance matters comes to its attention in a timely manner as a matter of ordinary operations.
X. Operations
The Committee shall conduct its operations in accordance with the procedures set forth in Article 4 of the Company’s Code of By-Laws applicable to the operations of the Board, except to the extent that such procedures are modified on superseded by the terms of this Charter. The Committee shall have the authority to adopt such additional procedures for the conduct of its business as are not inconsistent with those referred to in the preceding sentence. Except as otherwise expressly provided herein, the Committee shall have no authority to delegate its responsibilities to any subcommittee.
XI. General Limitations
The Committee’s responsibility is oversight, and it and the Board recognize that the Company’s management is responsible for preparing the Company’s financial statements. Additionally, the Committee recognizes that financial management, the internal audit staff, and the external auditors, have more knowledge and more detailed information about the Company than do the members of the Committee. Consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification of the financial statements prepared by management or the audit work performed by the internal or external auditors.
The Board recognizes that the members of the Committee will discharge the foregoing oversight responsibilities by evaluating (a) reports given to them, (b) presentations made to the them and (c) other significant financial reporting decisions which are reported to them by management, internal auditors and external auditors. Within the bounds of sound business judgment and assessment, and to the extent permitted by the Indiana Business Corporation Law, each member of the Committee shall be entitled to rely on the integrity of the individuals and organizations from whom they receive such information. In discharging his or her duties as a member of the Committee, each member is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, that is prepared and presented by either (i) one or more officers or employees of the Company who the member reasonably believes to be reliable and competent in the matters presented or (ii) legal counsel, external independent auditors or other persons as to the matters the member reasonably believes are within the person’s professional or expert competence. The Committee may also retain independent counsel, accountants or other outside advisors, as it deems appropriate, and the Company shall provide appropriate funding (as determined by the Committee) for payment of compensations to such advisors retained by the Committee. Furthermore, in fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not hold themselves out to be, accountants or auditors by profession or experts in the fields of accounting or auditing.

HILLENBRAND INDUSTRIES, INC.
Proxy for Annual Meeting Of Shareholders To Be Held February 10, 2006
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoints Ray J. Hillenbrand and Rolf A. Classon, or either of them, with full power of substitution, as proxies to vote all the shares of the undersigned of Hillenbrand Industries, Inc. (the “Company”) at the offices of Batesville Casket Company, Inc., One Batesville Boulevard, Batesville, Indiana 47006-7798, on February 10, 2006 at 10:00 a.m., local time (Eastern Standard Time), and at any adjournments of the meeting, on the following matters:
(1)	Election of director nominees Rolf A. Classon, Charles E. Golden, W August Hillenbrand, and Eduardo R. Menascé to serve three-year terms as directors.

 FOR ALL NOMINEES	 WITHHOLD AUTHORITY
(except as marked to the contrary below)
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

(2)	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

 FOR	 AGAINST	 ABSTAIN
(3)	In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.
This proxy may be revoked at any time before it is exercised.
(continued and to be signed on reverse side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ITEMS 1 AND 2. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS NAMED ABOVE, OR EITHER OF THEM.

Signature

Signature if held jointly

Please sign name and title exactly
as shown on label on this proxy card.

Dated: , 2006
IMPORTANT: This proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return this proxy promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee, partner, officer or guardian, please give your full title. If shares are held jointly, all holders must sign the proxy. No postage is required if mailed in the United States.